                            ASSET PURCHASE AGREEMENT

                                  by and among

                                 INFOTEL, INC.,

                                 MARK L. RUNKLE

                                       and

                               MIDWEST MICRO CORP.

                                       and

                             Global DirectMail Corp

                               September 12, 1997



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                                TABLE OF CONTENTS

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ARTICLE 1. PURCHASE AND SALE.................................................................1

   SECTION 1.1. PURCHASE OF ASSETS; EXCLUDED ASSETS..........................................1

   SECTION 1.2. ASSUMPTION OF LIABILITIES....................................................7

   SECTION 1.3. EXCLUDED LIABILITIES.........................................................8

   SECTION 1.4. CLOSING DATE.................................................................9

ARTICLE 2. CONSIDERATION....................................................................10

   SECTION 2.1. CONSIDERATION...............................................................10

   SECTION 2.2. PAYMENT OF CONSIDERATION....................................................10

   SECTION 2.3. DEFINITIONS.................................................................10

   SECTION 2.4. CLOSING CONSIDERATION; ADJUSTMENT...........................................12

   SECTION 2.5. CONTINGENT CONSIDERATION....................................................15

   SECTION 2.6. ALLOCATION OF PURCHASE PRICE FOR TAX PURPOSES...............................20

   SECTION 2.7. ADJUSTMENTS FOR CERTAIN EXPENSES............................................20

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ARTICLE 3. REPRESENTATIONS AND WARRANTIES OF THE SELLER AND THE SHAREHOLDER.................22

   SECTION 3.1. AUTHORIZATION; ORGANIZATION; STANDING.......................................22

   SECTION 3.2. CONTRAVENTION; CONSENTS AND APPROVALS.......................................23

   SECTION 3.3. FINANCIAL STATEMENTS........................................................24

   SECTION 3.4. REAL PROPERTY AND REAL PROPERTY LEASES......................................25

   SECTION 3.5. PERSONAL PROPERTY; LIENS....................................................26

   SECTION 3.6. UNDISCLOSED LIABILITIES.....................................................26

   SECTION 3.7. OCCURRENCES AFTER THE INTERIM FINANCIAL STATEMENT...........................27

   SECTION 3.8. TAX MATTERS.................................................................30

   SECTION 3.9. INSURANCE...................................................................31

   SECTION 3.10. ACCOUNTS RECEIVABLE........................................................32

   SECTION 3.11. INTELLECTUAL PROPERTY......................................................32

   SECTION 3.12. LITIGATION.................................................................34

   SECTION 3.13. COMPLIANCE WITH APPLICABLE LAWS; PERMITS...................................34

   SECTION 3.14. MAILING AND CUSTOMER LISTS.................................................34

   SECTION 3.15. EMPLOYEE COMPENSATION......................................................35

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                                       ii

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   SECTION 3.16. LABOR MATTERS..............................................................35

   SECTION 3.17. AGREEMENTS AND OTHER RIGHTS................................................36

   SECTION 3.18. EMPLOYEE BENEFIT PLANS.....................................................38

   SECTION 3.19. ENVIRONMENTAL..............................................................40

   SECTION 3.20. SUPPLIERS..................................................................41

   SECTION 3.21. INVENTORY..................................................................42

   SECTION 3.22. GLOBAL DOCUMENTS...........................................................42

   SECTION 3.23. INVESTMENT INTENT..........................................................42

   SECTION 3.24. FINDERS' FEE...............................................................44

   SECTION 3.25. BULK SALES.................................................................44

ARTICLE 4. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER AND GLOBAL.......................44

   SECTION 4.1. AUTHORIZATION; ORGANIZATION; STANDING.......................................44

   SECTION 4.2. CONTRAVENTION; CONSENTS AND APPROVALS.......................................45

   SECTION 4.3. GLOBAL STOCK................................................................46

   SECTION 4.4. FINDERS' FEE................................................................46

   SECTION 4.5. ABSENCE OF MATERIAL ADVERSE CHANGE..........................................46

   SECTION 4.6. COMPUTATION OF PURCHASER'S EARNINGS.........................................47

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ARTICLE 5. COVENANTS OF THE SELLER..........................................................47

   SECTION 5.1. CONDUCT OF THE BUSINESS.....................................................47

   SECTION 5.2. INVESTIGATIONS..............................................................49

   SECTION 5.3. PRE-CLOSING MAINTENANCE OF INSURANCE........................................49

   SECTION 5.4. NOTIFICATION OF CERTAIN MATTERS.............................................49

   SECTION 5.5. CONSENTS....................................................................50

   SECTION 5.6. COVENANT NOT TO COMPETE.....................................................50

   SECTION 5.7. EXCLUSIVITY; PRESS RELEASES.................................................51

   SECTION 5.8. NON-DISCLOSURE..............................................................52

   SECTION 5.9. ACKNOWLEDGMENT; SEVERABILITY................................................54

   SECTION 5.10. EXCLUDED LIABILITIES.......................................................54

   SECTION 5.11. TRANSFER TAXES.............................................................54

   SECTION 5.12. CASH.......................................................................55

   SECTION 5.13. CUSTOMER AND MAILING LISTS.................................................55

ARTICLE 6. ADDITIONAL COVENANTS.............................................................56

   SECTION 6.1. BOOKS AND RECORDS...........................................................56

   SECTION 6.2. EMPLOYEES...................................................................56

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                                       iv

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   SECTION 6.3. FINANCIAL STATEMENTS........................................................57

   SECTION 6.4. POWER OF ATTORNEY...........................................................58

   SECTION 6.5. TITLE INSURANCE.............................................................59

   SECTION 6.6. CLOSING CONDITIONS..........................................................60

   SECTION 6.7. RULE 144....................................................................60

   SECTION 6.8. LISTING OF GLOBAL STOCK.....................................................60

   SECTION 6.9. 401(K) PLAN.................................................................60

ARTICLE 7. CONDITIONS TO THE OBLIGATIONS OF THE PURCHASER AND GLOBAL.......................61

   SECTION 7.1. BRING DOWN OF REPRESENTATIONS AND PERFORMANCE OF AGREEMENTS.................61

   SECTION 7.2. MATERIAL ADVERSE CHANGE.....................................................61

   SECTION 7.3. CONSENTS....................................................................62

   SECTION 7.4. HSR APPROVAL................................................................62

   SECTION 7.5. REAL PROPERTY...............................................................62

   SECTION 7.6. EMPLOYMENT AGREEMENTS.......................................................63

   SECTION 7.7. NO INJUNCTION, ETC..........................................................63

   SECTION 7.8. ESCROW AGREEMENT............................................................63

   SECTION 7.9. BILL OF SALE................................................................63

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   SECTION 7.10. ASSIGNMENT AND ASSUMPTION AGREEMENT........................................64

   SECTION 7.11. OPINION OF SELLER'S COUNSEL................................................64

   SECTION 7.12. CHANGE OF NAME.............................................................64

   SECTION 7.13. SECRETARY'S CERTIFICATE....................................................64

   SECTION 7.14. VEHICLES...................................................................64

   SECTION 7.15. TRADEMARK ASSIGNMENT.......................................................65

   SECTION 7.16. CUSTOMER AND MAILING LISTS.................................................65

   SECTION 7.17. SPECIAL INCENTIVE PLAN.....................................................65

   SECTION 7.18. DELIVERY OF ASSETS.........................................................65

   SECTION 7.19. RELEASE OF LIENS...........................................................65

   SECTION 7.20. ADDITIONAL DOCUMENTS.......................................................66

ARTICLE 8. CONDITIONS TO THE SELLER'S AND THE SHAREHOLDER'S OBLIGATIONS.....................66

   SECTION 8.1. BRING DOWN OF REPRESENTATIONS AND PERFORMANCE OF AGREEMENTS.................66

   SECTION 8.2. NO INJUNCTION, ETC..........................................................66

   SECTION 8.3. PAYMENT.....................................................................67

   SECTION 8.4. ASSIGNMENT AND ASSUMPTION AGREEMENT.........................................67

   SECTION 8.5. ESCROW AGREEMENT............................................................67

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   SECTION 8.6. CONVEYANCE OF REAL PROPERTY.................................................67

   SECTION 8.7. OPINION OF PURCHASER'S COUNSEL..............................................67

   SECTION 8.8. PIGGYBACK REGISTRATION RIGHTS AGREEMENT.....................................67

   SECTION 8.9. SECRETARY'S CERTIFICATE.....................................................68

   SECTION 8.10. HSR APPROVAL...............................................................68

   SECTION 8.11. MATERIAL ADVERSE CHANGE....................................................68

   SECTION 8.12. ADDITIONAL DOCUMENTS.......................................................68

ARTICLE 9. INDEMNIFICATION..................................................................69

   SECTION 9.1. SELLER'S AND SHAREHOLDER'S INDEMNIFICATION..................................69

   SECTION 9.2. PURCHASER'S AND GLOBAL'S INDEMNITY..........................................69

   SECTION 9.3. NOTICE......................................................................70

   SECTION 9.4. PROCEDURAL MATTERS..........................................................71

   SECTION 9.5. SURVIVAL; OFF-SET...........................................................72

   SECTION 9.6. LIMITATIONS.................................................................73

   SECTION 9.7. NON-EXCLUSIVE REMEDY........................................................74

   SECTION 9.8. TAX BENEFIT/INSURANCE PROCEEDS..............................................74

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ARTICLE 10. TERMINATION OF AGREEMENT........................................................75

   SECTION 10.1. TERMINATION................................................................75

   SECTION 10.2. EFFECT OF TERMINATION......................................................76

ARTICLE 11. MISCELLANEOUS...................................................................77

   SECTION 11.1. GOVERNING LAW; JURISDICTION................................................77

   SECTION 11.2. HEADINGS AND CAPTIONS......................................................77

   SECTION 11.3. COUNTERPARTS...............................................................77

   SECTION 11.4. ENTIRE AGREEMENT...........................................................77

   SECTION 11.5. ASSIGNMENT.................................................................77

   SECTION 11.6. SEPARABILITY...............................................................78

   SECTION 11.7. NOTICES....................................................................78

   SECTION 11.8. COSTS......................................................................79

   SECTION 11.9. WAIVER.....................................................................79

   SECTION 11.10. EXHIBITS AND SCHEDULES....................................................79

   SECTION 11.11. AMENDMENT.................................................................79

   SECTION 11.12. FURTHER ASSURANCES........................................................80

   SECTION 11.13. SERVICE...................................................................80

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   SECTION 11.14. PROJECTIONS...............................................................80

   SECTION 11.15. CONSTRUCTION..............................................................80
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                                       ix

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                            ASSET PURCHASE AGREEMENT

               ASSET PURCHASE AGREEMENT (the "Agreement"), dated as of September 12, 1997, by and among Midwest Micro Corp. (the "Purchaser"), a Delaware corporation, with an address at 22 Harbor Park Drive, Port Washington, New York 11050, Global DirectMail Corp ("Global"), a Delaware corporation, with an address at 22 Harbor Park Drive, Port Washington, New York 11050, and Infotel, Inc. (the "Seller"), an Ohio corporation, with an address at 6990 E. State Route 36, Fletcher, Ohio 45326, and Mark L. Runkle ("Shareholder"), President, Chief Executive Officer and majority shareholder of the Seller, with an address at 11714 Purk Road, St. Paris, Ohio 43072.

                                    RECITALS

               1. The Seller is engaged in the business of manufacturing custom configured IBM compatible personal computers, as well as the direct marketing of brand name and private label computers and computer related products (the "Business").

               2. The Purchaser is a wholly-owned subsidiary of Global.
               3. The Seller desires to sell to the Purchaser, and the
                  Purchaser desires to purchase from the Seller, substantially all of the property and assets of the Seller comprising the Business, on the terms and subject to the conditions set forth in this Agreement.

        NOW, THEREFORE, the parties hereto agree as follows:

                                   ARTICLE 1.
                                PURCHASE AND SALE

Section 1.1.   Purchase of Assets; Excluded Assets.

        (a) On the terms and subject to the conditions set forth herein, on the Closing Date (as defined in Section 1.4 hereof), the Seller shall (subject to
Section 1.1(b) hereof) sell, transfer,



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convey, assign and deliver to the Purchaser, and the Purchaser shall (subject to
Section 1.1(b) hereof) purchase, acquire and accept, free and clear of all claims, liens, mortgages or deeds of trust, security interests, pledges, charges, restrictions, covenants, reservations, easements, rights of way, or other encumbrances whatsoever (collectively "Liens"), except for the Real Property Permitted Exceptions (as defined in Section 3.4(a)), all of the properties and assets of every kind, nature and description, real, personal or mixed, tangible or intangible, owned by the Seller in the operation of the Business, and wherever situated, owned, possessed or held by the Seller on the Closing Date (collectively, the "Assets"). Without limiting the generality of the foregoing, the Assets shall include the following:

                  (i) All fixed assets, equipment, vehicles, machinery, tools, furniture, office equipment, computer systems and other tangible personal property owned by the Seller in the conduct of the Business (the "Tangible Property");

                  (ii) All the patents, trademarks, service marks, trade names, copyrights, (in any case whether registered or unregistered), including, but not limited to, the name "Infotel" and "Midwest Micro", and all applications and registrations in connection with any of the foregoing, and all drawings, product specifications, discoveries, trade secrets, research and development information, manufacturing methods or designs, technical data, engineering and software documentation, market reports, promotional and marketing material, product surveys, distribution methods, formulae, processes, test procedures, technical reports, methods, know-how and proprietary rights and interests, if any, whether or not patentable or which are under development, owned by the Seller, including, but not limited to, the items set forth on Schedule 3.11 hereto (the "Intellectual Property");

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                  (iii) The contracts, agreements, licenses and personal
        property leases set forth on Schedule 3.17 and those existing on the date hereof entered into by the Seller in connection with the operation (in the ordinary course consistent with past practice) of the Business and those entered into by the Seller in connection with the operation (in the ordinary course consistent with past practice) of the Business from the date hereof through the Closing Date (except to the extent such items are also set forth on Schedule 1.1(b) hereto and, accordingly, are Excluded Assets and Excluded Liabilities, as hereinafter defined) (the foregoing, together with the Real Property Leases (as hereinafter defined) are collectively referred to as, the "Contracts");

                  (iv) All supplier information, data bases and lists;

                  (v) All books and records, including, but not limited to, maintenance, warranty, repair, operating and production records (collectively "Books and Records") and personnel records of any employee hired by the Purchaser pursuant to Section 6.2 hereof (the "Personnel Records" and together with the Books and Records, the "Acquired Records"), and materials, supplies, forms, invoices and purchase order forms which are owned, used or held for use in the conduct of the Business;

                  (vi) All Federal, state and municipal and other permits, approvals, franchises, licenses, authorizations, consents and registrations owned and/or used in the operation of the Business and ownership of the Real Property, including, but not limited to, the items set forth on Schedule 3.13 hereto (the "Permits");

                  (vii) All inventory, including, but not limited to, inventory on consignment, samples, inventory in transit, raw materials, work in process and finished goods of the Seller, wherever situated and existing on the Closing Date,

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        including, but not limited to, the items set forth on Schedule 3.21 hereto (the "Inventory") (except to the extent disposed of in the ordinary course of the conduct of the Business consistent with past practice);

                  (viii) All accounts receivable arising in connection with the operation of the Business (the "Accounts Receivable");

                  (ix) All cash and cash equivalents;

                  (x) All security deposits and other pre-paid expenses arising in connection with the operation of the Business;

                  (xi) All customer information, records, lists, data bases and mailing lists of the Seller, including, but not limited to, the items set forth on Schedule 3.14 hereto;

                  (xii) All real property owned by the Seller in the operation of the Business (the "Premises") and all buildings and structures located thereon, including all right, title and interest, if any, of Seller in and to (a)(i) any land lying in the bed of any publicly-dedicated street, road or avenue, opened or proposed, in front of or adjoining the Premises, to the center line thereof, (ii) any award to be made in lieu thereof, and (iii) any award hereafter made for damage to the premises by reason of the change of grade of any street and Seller shall execute and deliver to Purchaser at the Closing (as hereinafter defined), or thereafter, on demand, expressly on a non-recourse basis, all proper instruments for the conveyance of such title and the assignment and collection of any such award; (b) all strips and gores, if any, abutting or adjoining the Premises; (c) all easements, bridges, rights of way, licenses, privileges, hereditaments and appurtenances, if any, as part of or inuring to the benefit of the Premises; and (d) all

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        of Seller's right, title and interest in and to all original reproducible copies (sepia) of plans and specifications, drawings, specifications, surveys, engineering, inspection or similar reports and other technical descriptions relating to the Premises, including, but not limited to, the real property described on Schedule 3.4(a) hereto (the "Real Property");

                  (xiii) The real property leases existing on the date hereof entered into by the Seller in connection with the operation (in the ordinary course consistent with past practice) of the Business and those entered into by the Seller in connection with the operation (in the ordinary course of business consistent with past practice) of the Business from the date hereof through the Closing Date, including, but not limited to the leases set forth on Schedule 3.4(b) hereto (the "Real Property Leases");

                  (xiv) All phone numbers and telecopy numbers and rights thereto utilized in connection with the Business;

                  (xv) All internet web sites and domain names utilized in connection with the Business;

                  (xvi) All claims arising in connection with insurance policies covering the Assets and the proceeds thereof; and

                  (xvii) All goodwill and other intangible assets, owned, used or held for use by the Seller in the conduct of the Business.

        (b) Notwithstanding anything herein to the contrary, on the Closing Date, the Seller is not selling to the Purchaser, and the Purchaser is not purchasing nor assuming, as applicable, from the Seller (i) any contract, order, payable, commitment, obligation, agreement, lease, or undertaking, whether oral or written, of the Seller set forth on Schedule 1.1(b) hereto; (ii) all

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rights of Seller under this Agreement; (iii) all books, records and other assets of Seller relating to corporate level activities, including, without limitation, those relating to filings with the Internal Revenue Service and those relating to accounting and tax functions; (iv) any corporate minute books, stock ledgers and other corporate books and records of Seller; and (v) all federal, state and local income tax refunds due to Seller (collectively, the "Excluded Assets").

        (c) Subject to the Purchaser's rights under Article 7, any property or asset of the Seller otherwise constituting an Asset and any contract, lease or other instrument, document or agreement to be assigned or otherwise transferred to the Purchaser hereunder, the assignment or other transfer, or the attempted assignment or other transfer of which would be invalid or ineffective or would constitute a breach or default of an agreement or commitment to which the Seller is a party or is bound, unless the consent or approval of another person or entity to such assignment or other transfer shall have first been obtained, shall not be assigned or otherwise transferred under this Agreement (and shall not be deemed an Assumed Liability (as hereinafter defined) unless and until such consents and approvals are obtained), and the provisions of this Agreement shall not constitute an attempt to assign or transfer, unless and until such consents shall have been obtained; provided that, until such consents or approvals shall have been obtained, such property, asset, contract, lease or other instrument, document or agreement, or the net proceeds thereof, shall be held and/or received by the Seller for the benefit and account of the Purchaser and the Seller shall, at the Purchaser's expense, cooperate with the Purchaser in obtaining the net benefits flowing from ownership of such property, asset, contract, lease or other instrument, document or agreement and shall execute

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and deliver to the Purchaser such documents and instruments as shall be reasonably necessary to obtain for the Purchaser such net benefits.

Section 1.2. Assumption of Liabilities.

        (a) From and after the Closing Date, the Purchaser shall assume, and agrees to pay, perform and discharge, as and when due, only the following liabilities of the Seller (collectively, the "Assumed Liabilities"):

                  (i) all liabilities of the Seller set forth on the Seller's June 30, 1997 Balance Sheet (but excluding any liabilities set forth in the Notes thereto that are not also set forth on such Balance Sheet), annexed hereto as Schedule 1.2(a)(i);

                  (ii) subject to Section 1.2(a)(iv) below with respect to Warranty Claims, obligations arising, from and after the Closing Date, under or in connection with the Contracts;

                  (iii) liabilities and obligations arising under or in connection with the liabilities set forth on the Balance Sheet annexed hereto as Schedule 1.2(a)(i) which arise between July 1, 1997 and the Closing Date, out of the operation of the Business, in the ordinary course of the Business consistent with past practice; provided, however, that with respect to the categories of liabilities set forth on such Balance Sheet, the following shall apply: (a) "accounts payable" shall exclude the legal, accounting, professional fees and other fees and expenses incurred in connection with the negotiation, execution and closing of the transactions contemplated hereby; (b) "other taxes" shall exclude income and franchise taxes; and (c) "Other" shall include only such liabilities as are set forth on the Seller's June 30, 1997 Trial Balance Sheet to be delivered by the Seller at the Closing; and

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                  (iv) all liabilities and obligations of the Seller relating to or arising out of product warranty claims and customer complaints or disputes and returns ("Warranty Claims") concerning allegedly defective, incomplete or non-conforming goods, products, services or other performance furnished or delivered by the Seller at any time prior to the Closing, in an aggregate amount not to exceed the reserves set forth on the Closing Balance Sheet (as hereinafter defined).

        (b) Notwithstanding Section 1.2(a) above to the contrary, the Purchaser shall be entitled to assert all rights, remedies and defenses that either the Seller or the Purchaser may have with respect to the performance of such obligations; and provided further, that the Purchaser shall have the right to contest, with third parties, in good faith any of the Assumed Liabilities.

Section 1.3. Excluded Liabilities.

        Notwithstanding any provision of this Agreement to the contrary, it is understood and agreed that, except for the Assumed Liabilities, neither the Purchaser nor Global shall assume, and shall not be responsible to pay, any debts, liabilities, obligations, contracts, leases, commitments or other undertakings of the Seller, known or unknown, contingent or otherwise, as each of the foregoing shall exist on the Closing Date or as the foregoing shall exist after the Closing Date by reason of the Seller's acts or omissions prior to, on or after the Closing Date, including, but not limited to, liabilities of the following types, all of which shall remain the sole liability and responsibility of the Seller (collectively, the "Excluded Liabilities"): (i) liabilities arising out of the relationship between the Seller and its employees, including, but not limited to, liabilities pursuant to any employment agreement (oral or written), liabilities for payroll, payroll withholding taxes, unfunded pension liabilities,

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liabilities under health and welfare plans, liabilities in connection with employment discrimination or sexual harassment and employment termination liabilities, and any interest and penalties related to any of the foregoing;
(ii) Taxes (as defined in Section 3.8 hereof) arising out of the operation of the Business and/or payable by the Seller; (iii) tort liabilities, including, but not limited to, liabilities arising from the sale or use of the Seller's products; (iv) product warranty and return liabilities, except as set forth in
Section 1.2(a)(iv); (v) claims arising out of any Environmental Laws (as defined in Section 3.19 hereof); (vi) litigation, whether disclosed or undisclosed, including, but not limited to, the litigation set forth on Schedule 3.12 annexed hereto; (vii) any undisclosed liabilities; (viii) liabilities pursuant to any contract, order, payable, commitment, obligation, agreement, lease or undertaking set forth on Schedule 1.1(b) hereto; (ix) liabilities or litigation arising out of any infringement action or claim, or threatened action or claim, involving the Intellectual Property, arising prior to the Closing Date or due to acts or omissions of the Seller prior to the Closing Date, or any liabilities or litigation commenced or threatened against the Seller by a third party involving the Seller's infringement of such third party's rights with respect to patents, trademarks, tradenames, copyrights or other intellectual property, in any case, including, but not limited to, the actions or threatened actions set forth on
Schedule 3.11 hereto; or (x) liabilities expressly not assumed by the Purchaser pursuant to the provisions of this Agreement.

Section 1.4. Closing Date.

        The closing (the "Closing") of the transactions contemplated hereby shall be held at the offices of the Purchaser, or such other place as may be mutually acceptable to the parties, within 3 days of the satisfaction or waiver, in writing, of all of the conditions to closing set

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forth at Article 7 and Article 8 hereof, or such other date as may be mutually acceptable to the parties, subject, in any case, to the provisions of Article 10 hereof (the "Closing Date").

                                   ARTICLE 2.
                                  CONSIDERATION

Section 2.1. Consideration.

        The aggregate purchase price (the "Purchase Price") to be received by the Seller shall consist of the "Closing Consideration" as determined in accordance with Section 2.4 hereof and the "Total Contingent Consideration" as determined in accordance with Section 2.5 hereof.

Section 2.2. Payment of Consideration.

        The manner and time of payment of the Closing Consideration shall be as provided in Section 2.4 hereof and the manner and time of payment of the Total Contingent Consideration shall be as provided in Section 2.5 hereof.

Section 2.3. Definitions.

        As used in this Article 2, and elsewhere in this Agreement, the following terms shall have the following respective meanings:

        (a) "Global Stock" shall mean the common stock of Global.

        (b) "Purchaser's Earnings" shall mean the net income, computed on an accrual basis, of the Purchaser arising solely out of the operation of the Business acquired by the Purchaser from the Seller for the relevant period determined in accordance with United States generally accepted accounting principles ("USGAAP"), consistently applied in accordance with the past practices of Global, prior to any accrual for, or payment of, any federal, state or local taxes measured by such net income, provided, however, and notwithstanding that the same may not

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be in accordance with USGAAP, for purposes of this Agreement, "Purchaser's
Earnings" shall not include:

                  (i) the legal, accounting and other professional fees and expenses incurred in connection with the negotiation and closing of the transactions contemplated hereunder;

                  (ii) the amortization of goodwill arising out of the transactions contemplated hereunder;

                  (iii) any change in depreciation attributable to any write-up or write-down of the Assets;

                  (iv) intercompany charges between the Purchaser and Global, or any affiliate of Global, that are not charged on a reasonable basis consistent with other pro rata charges that Global charges its other subsidiaries;

                  (v) interest expense incurred by the Purchaser and/or Global attributable solely to the purchase of the Assets; and

                  (vi) any reserves or adjustments to reserves that are not consistent with past custom and practice of Global and its subsidiaries.

        (c) "Seller's Earnings" shall mean $2,875,689 (representing the Seller's Earnings for the period January 1, 1997 through and including June 30, 1997 as reflected on the Seller's June 30, 1997 Income Statement) plus the net income of the Seller from July 1, 1997 through but excluding the Closing Date (the "Interim Period"), computed on an accrual basis, determined in accordance with USGAAP, consistently applied in accordance with the past practice of the Seller, prior to any accrual for, or payment of, any federal, state or local taxes measured by such net income; provided, however, and notwithstanding that the same may not

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


be in accordance with USGAAP or the past practice of the Seller, for purposes of this Agreement, "Seller's Earnings" for the Interim Period shall reflect those adjustments set forth on Schedule 2.3(c) hereto.

Section 2.4. Closing Consideration; Adjustment.

        (a) The Closing Consideration shall be $40,000,000 in cash and 375,000 shares of Global Stock which shall be payable on the Closing Date to the Seller by the Purchaser and Global, jointly and severally, as follows: (i) $40,000,000, in cash, by wire transfer to an account designated, in writing, by the Seller; and (ii) 375,000 shares of Global Stock, in the aggregate (the "Closing Date Stock"), minus the Escrow Stock (as defined below).

        (b) On the Closing Date, the Purchaser shall deposit with Rivkin, Radler & Kremer, as escrow agent, 225,000 shares of the Closing Date Stock (the "Escrow Stock"), for purposes of satisfying the indemnification obligations of the Seller and the Shareholder pursuant to Section 9.1 hereof. The Escrow Stock shall be held in escrow and released pursuant to the terms of the Escrow Agreement annexed hereto as Exhibit A.

        (c) As soon as practicable, but in no event later than thirty (30) days following the Closing Date, the Seller shall deliver to the Purchaser a balance sheet of the Seller as of the close of business on the Closing Date, together with appropriate footnotes (the "Closing Balance Sheet"). The Closing Balance Sheet shall present accurately the financial condition of the Seller as of the time immediately prior to the Closing on the Closing Date in conformity with USGAAP, consistently applied in accordance with the past practice of Seller, and shall be prepared in a manner that permits determination of the Adjusted Net Assets (as hereinafter defined). The Purchaser shall provide the Seller's auditors with access, during normal business hours on prior notice, to the Premises and all workpapers, records and personnel

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


reasonably necessary for the Seller to prepare and finalize the Closing Balance Sheet. The Seller will provide to the Purchaser access to all workpapers, records and personnel reasonably necessary for the Purchaser to verify the Closing Balance Sheet. If, within 30 calendar days after the date of the Seller's delivery of the Closing Balance Sheet, the Purchaser shall have any disagreement with respect thereto, the Purchaser will give written notice to the Seller within such 30-calendar day period, specifying such disagreement and the Purchaser's basis therefor. The failure by the Purchaser to express its disagreement within such 30-calendar day period will constitute the Purchaser's acceptance of the Closing Balance Sheet as delivered by the Seller and the Adjusted Net Assets reflected therein shall constitute the "Final Adjusted Net Assets" for purposes of this Section. For purposes of this Agreement, Adjusted Net Assets shall mean the difference between (i) the aggregate assets of the Seller excluding the Excluded Assets and (ii) the aggregate liabilities of the Seller excluding the Excluded Liabilities, in each case as reflected in the Closing Balance Sheet. If the Purchaser and the Seller are unable to resolve any disagreement between them within 30 calendar days after the Purchaser gives notice of such disagreement, the items in dispute (collectively, the "Disputed Closing Date Items") will promptly, but in any event by the end of such 30 day period be referred for determination to a "big-six" accounting firm to be selected jointly by Purchaser and the Seller (the "Accountants"). If the parties cannot agree on the selection of a "big six" accounting firm by the end of such 30-day period, the accountants for the Purchaser and the accountants for the Seller shall jointly, within 15 days thereafter, select a "big six" accounting firm to which Disputed Closing Date Items will be referred and such accounting firm shall be the Accountants for purposes of this Section. The Accountants shall, within 30 calendar days of the date on which a Disputed Closing Date Item has been referred to them for determination, (a) make a determination only as to each of the Disputed Closing Date Items, and any other items that may be affected by the resolution of the Disputed Closing Date Items and otherwise shall have no authority to review and make a determination with respect to any item which has not been submitted by the parties hereto for determination by the Accountants and (b) based on the items not in dispute and on the Accountants' determination of the Disputed Closing Date Items, calculate the resultant Adjusted Net Assets (the "Final Adjusted Net Assets") which determination and calculation will be (i) in writing, (ii) promptly furnished to each of the parties hereto after the Disputed Closing Date Items have been referred to the Accountants, (iii) made in accordance with this Agreement and (iv) conclusive and binding upon each of the parties hereto. In connection with their determination of the Disputed Closing Date Items, the Accountants will be entitled to review the workpapers, trial balances and similar materials prepared by Seller in connection with the preparation of the Closing Balance Sheet, and any books and records related thereto. The fees and expenses of the Accountants will be shared equally by the Purchaser and the Seller.

        (d) Following the Closing Date, the Purchase Price shall be increased or decreased, on a dollar for dollar basis, to the extent the Final Adjusted Net Assets on the Closing Date, exceeds or is less than, as applicable, $15,166,057, representing the net assets of the Seller, as of June 30, 1997, as set forth in the Interim Financial Statement (annexed hereto as Schedule 1.2(a)(i)). The shortfall or the excess, as applicable, shall be paid to the Purchaser or the Seller, as applicable, in cash, within three (3) business days of the determination of the Final Adjusted Net Assets and, if not paid when due, shall bear interest at the rate of 8.5% per annum, from the due date until paid in full.

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


Section 2.5. Contingent Consideration.

        (a) The Seller shall also be entitled, as applicable, to receive, and Global and the Purchaser, jointly and severally, shall pay to the Seller, as "Contingent Consideration", an aggregate of up to $12,000,000 (the "Total Contingent Consideration") in cash, by wire transfer to an account designated by the Seller, as applicable, contingent upon the Purchaser achieving certain financial performance targets as follows:

                  (i) If the sum of the Seller's Earnings and the Purchaser's Earnings for the 1997 calendar year equals at least $8,300,000 but is less than $9,200,000, the Seller shall receive $1,500,000 in the aggregate. If the sum of the Seller's Earnings and the Purchaser's Earnings for the 1997 calendar year equals or exceeds $9,200,000, the Seller shall receive $4,000,000 in the aggregate.

                  (ii) An amount equal to $9,000,000 less that portion of the Total Contingent Consideration paid to the Seller with respect to calendar year 1997, if any (the "1998 Available Balance") shall be available for payment with respect to calendar year 1998 as indicated below.

                  (iii) If the Purchaser's Earnings for the 1998 calendar year is less than $10,000,000, then none of the 1998 Available Balance shall be paid to the Seller.

                  (iv) If the Purchaser's Earnings for the 1998 calendar year equal $10,000,000 or more the Seller shall receive 25% of the 1998 Available Balance plus an additional 1% of the 1998 Available Balance for each $26,667.00 of Purchaser's Earnings for 1998 exceeding $10,000,000 to a maximum of 100% of the 1998 Available Balance. All fractional percentages will be rounded up to the next percentage. (For example, if $4,000,000 of the Total Contingent Consideration has been paid with respect to the 1997 calendar year, the 1998 Available Balance would be $5,000,000. Accordingly, if in 1998, the Purchaser's Earnings are $11,000,000 ($1 million more than $10 million), the Seller would receive 63% of the 1998 Available Balance (25% + 38% [$1,000,0000 divided by $26,667.00 = 37.4990]) which equals $3,150,000).

                  (v) To the extent the Purchaser's Earnings for the 1998 calendar year exceed $12,000,000 ("Excess 1998 Earnings"), such Excess 1998 Earnings will be added to Purchaser's Earnings for the 1999 calendar year for the purpose of calculating the contingent payment for 1999 as described below.

                  (vi) An amount equal to $12,000,000 less that portion of the Total Contingent Consideration paid to the Seller with respect to calendar years 1997 and 1998, if any (the "1999 Available Balance") shall be available for payment with respect to calendar year 1999 as indicated below.

                  (vii) If the sum of the Purchaser's Earnings for the 1999 calendar year and the Excess 1998 Earnings, if any, is less than $12,000,000, then none of the 1999 Available Balance shall be paid to the Seller.

                  (viii) If the sum of the Purchaser's Earnings for the 1999 calendar year and the Excess 1998 Earnings, if any, equals $12,000,000 or more the Seller shall receive 25% of the 1999 Available Balance plus an additional 1% of the 1999 Available Balance for each $40,000.00 of such sum exceeding $12,000,000 to a maximum of 100% of the 1999 Available Balance. All fractional percentages will be rounded up to the next percentage. (For example, if $4,000,000 of the Total Contingent Consideration was paid with respect to the 1997 calendar year and

        $3,150,000 was paid with respect to the 1998 calendar year, the 1999 Available Balance would be $4,850,000. Accordingly, if in 1999, the Purchaser's Earnings are $13,000,000 ($1 million more than $12 million) and there were no Excess 1998 Earnings, the Seller would receive 50% of the 1999 Available Balance (25% + 25% [$1,000,0000 divided by $40,000.00
        = 25]) which equals $2,425,000. Over the three year period $9,575,000 of the Total Contingent Consideration of $12,000,000 would have been paid.)

                  (ix) Any part of the Total Contingent Consideration not paid for calendar years 1997, 1998 or 1999 is forfeited and the obligations of the Purchaser and Global with respect thereto shall terminate.

        (b) The Contingent Consideration shall be paid by Global to the Seller, if applicable, within 30 days following the determination of the Purchaser's Earnings and the Seller's Earnings, as applicable, as provided in Section 2.5(c) and (d) hereof.

        (c) As soon as practicable following the close of each of the first three calendar quarters during each of the 1998 and 1999 calendar years, the Purchaser shall deliver to the Seller a reasonably detailed calculation of the Purchaser's Earnings as of the end of such period, prepared by the Purchaser's internal accountants. Such information shall be deemed preliminary and not final and shall be delivered for information purposes only and no party shall be estopped from adopting a position contrary to such information as a result of its preparation of the information or the receipt of such information. As soon as practicable but in no event later than sixty (60) calendar days after the expiration of each of the 1997, 1998 and 1999 calendar years, the Purchaser shall deliver to the Seller a reasonably detailed calculation of the Purchaser's Earnings for such calendar year (the "Report"), prepared by the

Purchaser's internal accountants. The Purchaser shall provide to the Seller access to all workpapers, records and personnel reasonably necessary for the Seller to verify the Report. If, within 30 calendar days after the date of Purchaser's delivery of the Report, the Seller shall have any disagreement with respect thereto, then the Seller shall give written notice to Purchaser within such 30-calendar day period, specifying such disagreement and the Seller's basis therefor. The failure by the Seller to express its disagreement within such 30-calendar day period will constitute Seller's acceptance of the Report and the calculation of the Purchaser's Earnings reflected therein. If Purchaser and the Seller are unable to resolve any disagreement between them within 30 calendar days after the Seller gives notice of such disagreement, the items in dispute (collectively, the "Disputed Items") will promptly, but in any event by the end of such 30 day period be referred for determination to the Accountants. The Accountants shall, within 30 calendar days of the date on which a Disputed Item has been referred to them for determination, (a) make a determination only as to each of the Disputed Items and any other items that may be affected by the resolution of the Disputed Items and otherwise shall have no authority to review and make a determination with respect to any item which has not been submitted by the parties hereto for determination by the Accountants and (b) based on the items not in dispute and on the Accountants' determination of the Disputed Items, calculate the resultant Purchaser's Earnings which determination and calculation will be (i) in writing, (ii) promptly furnished to each of the parties hereto after the Disputed Items have been referred to the Accountants,
(iii) made in accordance with this Agreement and (iv) conclusive and binding upon each of the parties hereto. In connection with their determination of the Disputed Items, the Accountants will be entitled to review the workpapers, trial balances and similar materials prepared by Purchaser in connection with the

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


preparation of the Report, and any books and records related thereto. The fees and expenses of the Accountants will be shared equally by the Purchaser and the Seller.

        (d) As soon as practicable but in no event later than sixty (60) calendar days after the expiration of the 1997 calendar year, the Seller shall deliver to the Purchaser a reasonably detailed calculation of the Seller's Earnings for the Interim Period (the "Seller's Report"), prepared by the Seller's internal accountants. The Seller shall provide to the Purchaser access to all workpapers, records and personnel reasonably necessary for the Purchaser to verify the Seller's Report. If, within 30 calendar days after the date of the Seller's delivery of the Seller's Report, the Purchaser shall have any disagreement with respect thereto, then the Purchaser shall give written notice to the Seller within such 30-calendar day period, specifying such disagreement and the Purchaser's basis therefor. The failure by the Purchaser to express its disagreement within such 30-calendar day period will constitute Purchaser's acceptance of the Seller's Report and the calculation of the Seller's Earnings reflected therein. If Purchaser and the Seller are unable to resolve any disagreement between them within 30 calendar days after the Purchaser gives notice of such disagreement, the items in dispute (collectively, the "Seller Disputed Items") will promptly, but in any event by the end of such 30 day period be referred for determination to the Accountants. The Accountants shall, within 30 calendar days of the date on which a Seller Disputed Item has been referred to them for determination, (a) make a determination only as to each of the Seller Disputed Items and any other items that may be affected by the resolution of the Seller Disputed Items and shall otherwise have no authority to review and make a determination with respect to any item which has not been submitted by the parties hereto for determination by the Accountants and (b) based on the items not in dispute and on the Accountants' determination of the Seller

Disputed Items, calculate the resultant Seller's Earnings which determination and calculation will be (i) in writing, (ii) promptly furnished to each of the parties hereto after the Seller Disputed Items have been referred to the Accountants, (iii) made in accordance with this Agreement and (iv) conclusive and binding upon each of the parties hereto. In connection with their determination of the Seller Disputed Items, the Accountants will be entitled to review the workpapers, trial balances and similar materials prepared by the Seller in connection with the preparation of the Seller's Report, and any books and records related thereto. The fees and expenses of the Accountants will be shared equally by the Purchaser and the Seller.

Section 2.6. Allocation of Purchase Price for Tax Purposes.

        The parties agree that the consideration for the sale of the Assets shall be allocated, for federal, state and local tax reporting purposes only, among the Assets as set forth on Schedule 2.6, to be prepared and delivered on or prior to the Closing Date. The Seller and the Purchaser acknowledge that such allocation has been arrived at based upon their negotiations and shall be used by them solely for all federal, state and local tax reporting purposes, and they shall not take any position inconsistent thereunder. On the Closing Date, the Purchaser and the Seller shall execute Internal Revenue Form 8594 which form shall be binding on the Purchaser and the Seller and shall be filed with the income tax returns of the Purchaser and the Seller.

Section 2.7. Adjustments for Certain Expenses.

        (a) The following items are to be apportioned as of midnight immediately preceding the Closing Date:

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


                  (i) Real estate and any personal property taxes and/or other taxes on the basis provided in Section 2.7(b) below;

                  (ii) Water and sewer charges and rents on the basis of the fiscal year for which assessed as determined by the latest available billings, unless the meters are read on the Closing Date or the billing thereof is switched to Purchaser as of the Closing Date, in which event such charges and rents shall not be apportioned;

                  (iii) Utilities, including, without limitation, steam, electricity and gas (and any sales taxes thereon), on the basis of the most recently issued bills therefor, unless the meters are read on the Closing Date or the billing thereof is switched to Purchaser on the Closing Date, in which event such utilities shall not be apportioned;

                  (iv) Fuel based on a reading by Seller's fuel dealer at the price paid therefor by Seller (including all applicable sales taxes);

                  (v) Fees for transferable licenses and permits, if any; and

                  (vi) Fees for any service contracts assigned to Purchaser.

        (b) Except as otherwise provided in this Agreement, the apportionments shall be made in accordance with the customary practice of real estate attorneys in the county where the Real Property is located.

        (c) Any errors in calculations or apportionments shall be corrected or adjusted as soon as practicable after the Closing. The provisions of this
Section 2.7 shall survive the Closing.

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


                                   ARTICLE 3.
                               REPRESENTATIONS AND
                  WARRANTIES OF THE SELLER AND THE SHAREHOLDER

        The Seller and the Shareholder, jointly and severally, hereby represent and warrant to, and agree with, the Purchaser and Global as follows:

Section 3.1. Authorization; Organization; Standing.

        The Seller and the Shareholder have the power and authority to enter into this Agreement and each other agreement contemplated to be executed by the Seller and the Shareholder in connection herewith (the "Seller/Shareholder Related Documents") and to carry out the transactions contemplated hereby and thereby, and this Agreement and each of the Seller/Shareholder Related Documents constitutes the legal, valid and binding obligation of the Seller and the Shareholder, enforceable in accordance with their terms. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio. The Seller has the corporate power and authority to own and lease its properties and to carry on its business as now conducted. The Seller is duly qualified, admitted or otherwise authorized to transact the Business, and is in good standing, as a foreign corporation, in each jurisdiction set forth on Schedule 3.1 hereto, such jurisdictions constituting all of the jurisdictions in which the conduct or nature of the Business or the ownership or leasing of the Assets requires it to be so qualified, admitted or otherwise authorized and where the failure to be so qualified would have a material adverse effect on the Business or the Assets. The execution, delivery and performance by the Seller of this Agreement and each of the Seller/Shareholder Related Documents and the transactions contemplated hereby and thereby have been duly authorized by the Seller's shareholders and board of directors and no further corporate action is required to be taken by the Seller in order to consummate the transactions

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


contemplated by this Agreement. No further action is required to be taken by the Shareholder in order to execute this Agreement or to consummate the transactions contemplated by this Agreement.

Section 3.2. Contravention; Consents and Approvals.

        (a) The execution, delivery and performance of this Agreement and the Seller/Shareholder Related Documents by the Seller and the Shareholder and the consummation of the transactions contemplated hereby and thereby by the Seller and the Shareholder will not result in a breach of the terms or conditions of, or constitute a default under or violate or give any third party the right to accelerate any obligation under: (i) any material provision of any law, regulation or ordinance, except as set forth on Schedule 3.2 hereto, (ii) the Articles of Incorporation or Code of Regulations of the Seller, (iii) except as set forth on Schedule 3.2 hereto, any Material Contract (as hereinafter defined), to which the Seller or the Shareholder is a party or by which their properties or assets are or may be bound, (iv) any material judgment, order, writ, injunction or decree of any court, administrative agency or governmental body, or (v) any Certificate of Occupancy, restrictive covenant or agreement which shall affect the Real Property.

        (b) Except as set forth in Schedule 3.2 hereto, and except for any notices, authorizations, consents or approvals which the failure to obtain, individually or in the aggregate, will not materially adversely affect the transfer of the Assets to Purchaser or the operation of the Business by the Purchaser, the execution and delivery of this Agreement and the Seller/Shareholder Related Documents by the Seller and the Shareholder do not, and the consummation of the transactions contemplated hereby and thereby by the Seller and the

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


Shareholder will not, require any filing, action, notice, authorization, consent or approval of any person, entity or governmental body.

Section 3.3. Financial Statements.

        Annexed hereto as Schedule 3.3 are true and complete copies of (a) the audited balance sheets of Seller at December 31, 1994, December 31, 1995 and December 31, 1996 and the related statements of income, retained earnings, and cash flow for the fiscal years then ended, certified by Seller's auditors; and
(b) unaudited balance sheet of Seller at June 30, 1997 and related statements of income and cash flow for the period then ended (collectively, the "Financial Statements"), all of which have been prepared in accordance with USGAAP (except that the Interim Financial Statement does not contain footnotes as required in accordance with generally accepted accounting principles) consistently applied throughout the periods involved and have been prepared from and in accordance with the books and records of the Seller. Subject, in the case of the Interim Financial Statement (as defined below), to normal and recurring year-end adjustments made in accordance with USGAAP consistent with the past practices of the Seller, none of which will be material, individually or in the aggregate, such Financial Statements, including the related notes, fairly present the financial position, assets and liabilities (whether accrued, absolute, contingent or otherwise) of Seller at the dates indicated and such statements of income, retained earnings and cash flow fairly present the results of operations, cash flow and changes in shareholders equity of Seller for the periods indicated. References in this Agreement to the "Interim Financial Statement" shall mean the balance sheet of the Seller as of June 30, 1997.

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


Section 3.4. Real Property and Real Property Leases.

        (a) Schedule 3.4(a) hereto sets forth the description contained in the deed pursuant to which Seller holds title of all real property owned by the Seller and utilized by the Seller in the operation of the Business. The Seller owns the Real Property free and clear of all Liens other than the Real Property Permitted Exceptions. As used herein, the term "Real Property Permitted Exceptions" shall mean (i) all liens for real estate taxes and assessments which are not due and payable; (ii) all easements, rights-of-way, covenants, conditions, restrictions, reservations, licenses, agreements and other matters of record shown on Commonwealth Land Title Insurance Company Certificate Number SLT 12510; (iii) all matters that would be disclosed by an accurate survey or inspection of the Real Property; (iv) any existing mortgage against the Real Property (which in any case will be released by the Seller's lender prior to or at the Closing and will not be a Real Property Permitted Exception in the Seller's deed), and (v) all zoning, building and other laws, ordinances and regulations. The Real Property has been constructed in all material respects in accordance with all applicable land use, zoning and building codes and ordinances of any and all governmental authorities having jurisdiction thereover at the time of said construction, and are legal and conforming in their present form and use in all material respects. Seller has valid and subsisting Certificates of Occupancy for the Real Property as it presently exists. Except as set forth on Schedule 3.4(a), Seller has not received, and has no knowledge of, any notification from any city, county, state or federal authority having jurisdiction over the Real Property, or of any utility providing service requiring any work to be done to, or affecting the use, operation and/or occupancy of the Real Property or any portion thereof.

        (b) Schedule 3.4(b) hereto sets forth a true, accurate and complete description of the Real Property Leases (including locations and rentals paid). The Seller has neither assigned its interest in or under any Real Property Lease nor further subleased the property demised thereby. Each of the Real Property Leases is a legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms. Neither the Seller nor, to the Seller's or Shareholder's knowledge, any other party hereto is in default under the Real Property Leases.

Section 3.5. Personal Property; Liens.

        The Seller has delivered to the Purchaser a true, accurate and complete description of the Tangible Property, having an original cost in excess of $500.00, of the Seller as of August 31, 1997. The Seller has good, valid and marketable title to, or valid and enforceable leasehold interests in, the Tangible Property and all other property and assets (other than the Real Property and the Excluded Assets), whether personal or mixed, tangible or intangible (collectively with the Tangible Property, the "Personal Property") owned or utilized by the Seller in the operation of the Business, free and clear of all Liens, except Liens set forth on Schedule 3.5 hereto. On the Closing, the Seller shall transfer, assign and sell to the Purchaser the Personal Property, free and clear of all Liens. All of the Personal Property that is tangible (including that under lease) of the Seller is in all material respects in good condition and repair, ordinary wear and tear excepted. The Personal Property and the Real Property constitute all the assets necessary for the Purchaser to continue to operate the Business.

Section 3.6. Undisclosed Liabilities.

        There is no liability, indebtedness, claim, expense, commitment or obligation, whether accrued, absolute, known or unknown, fixed or unfixed, asserted or unasserted, contingent or otherwise, whether oral or written (collectively, "Liabilities") relating to the Seller or the Assets other than:

        (a) Liabilities disclosed or provided for in the Interim Financial Statement;

        (b) Liabilities incurred in the ordinary course of the Business consistent with past custom and practice since the date of the Interim Financial Statement, none of which, individually or in the aggregate, is or is expected to be materially adverse to the condition (financial or otherwise), of the Assets, results of operations, business or prospects of the Seller;

        (c) Liabilities disclosed in this Agreement and the Schedules referred to in this Agreement; and

        (d) Liabilities under the Contracts (none of which arises from a breach or default thereunder).

Section 3.7. Occurrences after the Interim Financial Statement.

        Since the date of the Interim Financial Statement, except as set forth on Schedule 3.7 hereto, there has been no material adverse change in the condition (financial or otherwise) of the Assets, results of operations, business or, to the Seller's or the Shareholder's knowledge, prospects of the Seller. Without limiting anything contained in this Agreement, since the date of the Interim Financial Statement, and except as set forth on Schedule 3.7, there has not been:

        (a) any material adverse change in the condition (financial or otherwise), Assets, Liabilities, operations, customer contracts or other customer arrangements, management personnel, billings, revenues, earnings, business or, to the Seller's or the Shareholder's knowledge, prospects of the Seller;

        (b) any Liability incurred by the Seller (except liabilities incurred in the ordinary course of the Business consistent with past custom and practice since the date of the Interim Financial Statement, none of which, individually or in the aggregate, is or is expected to be materially adverse to the condition (financial or otherwise), of the Assets, results of operations, business or, to the Seller's or the Shareholder's knowledge, prospects of the Seller);

        (c) any payment, discharge or satisfaction of any claim or obligation of the Seller, except in the ordinary course of business and consistent with past practice;

        (d) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of the Seller or any direct or indirect redemption, purchase or other acquisition of any such shares;

        (e) any issuance or sale, or any contract entered into for the issuance or sale, of any shares of capital stock or securities convertible into or exercisable for shares of capital stock of the Seller;

        (f) any sale, assignment, pledge, encumbrance, transfer or other disposition of any of the Assets, except as contemplated by this Agreement and except for sales of Inventory in the ordinary course of the Business consistent with past practice and dispositions of Tangible Property in the ordinary course of the Business consistent with past practice (none of such dispositions, individually or in the aggregate, being material to the Business);

        (g) any creation of any Lien on any of the Assets;

        (h) any creation, incurrence, guarantee or assumption of any debt or obligation for borrowed money;



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


        (i) any material write-up of the value of any asset of the Seller or any material write-down of any liabilities or any portion thereof;

        (j) any cancellation of any debts or claims or any amendment, termination (except through performance in the ordinary course of the Seller's Business) or waiver of any rights of material value to the Seller;

        (k) any capital expenditure or commitment or addition to property, plant or equipment of the Seller, individually or in the aggregate, in excess of $10,000;

        (l) any general increase in the compensation of employees of the Seller (including any increase pursuant to any bonus, pension, profit-sharing or other benefit or compensation plan, policy or arrangement or commitment), or any increase in any such compensation or bonus payable to any officer, shareholder, director, consultant or agent of the Seller having an annual salary or remuneration in excess of $40,000;

        (m) any material damage, destruction or loss (whether or not covered by insurance) affecting the Assets or the Seller;

        (n) any change in the independent public accountants of the Seller or in the accounting methods or accounting practices followed by the Seller or any change in depreciation or amortization policies or rates;

        (o) any software licensing agreement entered into, other than in the ordinary course of business, and which is disclosed on Schedule 3.17 hereto;

        (p) any agreement or action entered into or taken, other than in the ordinary course of the Seller's Business consistent with past practice, none of which, individually or in the aggregate, is materially adverse to the condition (financial or otherwise) of the Assets, results

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


of operations, business or, to the Seller's or the Shareholder's knowledge, prospects of the Seller; or

        (q) any agreement, whether in writing or otherwise, to take any of the actions specified in the foregoing items (a) through (p).

Section 3.8. Tax Matters.

        (a) The Seller has timely filed when due all Tax Returns (defined below) that it was required to file. All Taxes (defined below) of the Seller (whether or not shown on any Tax Return) which have become due, or will become due, at any time on or prior to and including the Closing Date have been or will on the Closing Date be, duly paid or adequately reserved for (in accordance with generally accepted principles consistent with past practice). Such Tax Returns are true, complete and correct and were made on a proper basis. Except as set forth on Schedule 3.8, the Seller has not executed or filed with the Internal Revenue Service or any other taxing authority, or is currently the beneficiary of, any agreement or other document abating, extending or having the effect of abating or extending the period for assessment or collection of, or waiving any statute of limitations in respect of, any Taxes. Except as set forth on Schedule
3.8 hereto, there are no Tax audits or investigations pending or, to the knowledge of the Seller or the Shareholder, threatened with respect to the Seller. Except as set forth on Schedule 3.8 hereto, there is no Tax deficiency proposed or, to the knowledge of the Seller or the Shareholder, threatened against the Seller and there has not been any question or issue raised by any taxing authority in connection with the Seller's Tax Returns. No person currently holds, with respect to Tax Returns filed, powers of attorney from the Seller.

        (b) No claim has been made by an authority in a jurisdiction where the Seller does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no

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


Liens on any of the Assets that arose in connection with any failure (or alleged failure) to pay any Tax.

        (c) The following terms used in this Agreement shall have the following meanings:

                  (i) "Tax" means any federal, state, local, or foreign income, unincorporated business, gross receipts, license, payroll, employment, excise, severance, occupation, premium, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, water, sewer, assessment for improvements, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum or estimated tax, including any interest, penalty, or addition thereto, whether disputed or not.

                  (ii) "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

Section 3.9. Insurance.

        The Seller maintains insurance which includes coverage of the type and in amounts customarily carried by persons conducting business similar to that of the Seller and adequate to insure the value of the Assets. The casualty insurance for the Real Property is "replacement value" insurance. Such policies of insurance are valid and enforceable in accordance with their terms, are in full force and effect and are underwritten by financially reputable insurance companies. The Seller has not done or failed to do or misrepresented anything which has or might render any such policies of insurance void or voidable.

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


Section 3.10. Accounts Receivable.

        All the Accounts Receivable arising prior to the date of the Interim Financial Statement are properly reflected in the Interim Financial Statement, arose in the ordinary course of business consistent with past custom and practice, are not subject to defenses, counterclaims or setoffs, and, except for the bad debt reserve provided for in the Interim Financial Statement (which is in all respects adequate and proper in accordance with USGAAP applied on a consistent basis) are collectible. All Accounts Receivable arising since the date of the Interim Financial Statement, arose in the ordinary course of business consistent with past custom and practice are not subject to defenses, counterclaims or setoffs and are collectible, except for the bad debt reserve to be reflected in the Closing Balance Sheet. The Purchaser agrees to use commercially reasonable efforts (but without any requirement to initiate litigation) to collect the Accounts Receivable. To the extent the Purchaser is indemnified hereunder for any uncollectible Accounts Receivable, the Purchaser shall, promptly following receipt of the indemnification with respect thereto, reassign such uncollected Accounts Receivables to the Seller and the Seller shall be permitted to attempt to collect same.

Section 3.11.  Intellectual Property.

        (a) Schedule 3.11 hereto sets forth a true, accurate and complete list of all patents, trademarks, service marks, trade names (in any case whether registered or unregistered), registered copyrights, and all licenses, applications and registrations in connection with the foregoing owned or utilized by the Seller and a description of the Seller's right of ownership or use thereof (the "Scheduled Intellectual Property"). The Seller is the sole and exclusive owner of all the Scheduled Intellectual Property (except that, in the case of licenses, other

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


persons may hold similar licenses) and except as to matters listed on Schedule 3.11, and has, except as set forth on Schedule 3.11 hereto, sole and exclusive rights to the use thereof or the material covered thereby in connection with the services or products in respect of which they are being used or are proposed to be used. The Seller is the owner of all the Intellectual Property not constituting the Scheduled Intellectual Property and has the right to the use thereof or the material covered thereby in connection with the services or products in respect of which they are being used or are proposed to be used. The Intellectual Property is free and clear of any Lien and, except as set forth on
Schedule 3.11, no consent of third parties is required for the use thereof by the Purchaser upon completion of the transactions contemplated hereby.

        (b) Except as set forth on Schedule 3.11, no claims have been asserted by any person or entity to the ownership or use of any of the Intellectual Property or challenging or questioning the validity or effectiveness of any such Intellectual Property, and, to the knowledge of Seller and Shareholder, and except as to matters listed on Schedule 3.11, there is no valid basis for any such claim. Except as set forth on Schedule 3.11, the Seller has not received any notices of, nor is it aware of any facts which would give rise to any infringement or misappropriation by the Seller, or any third party with respect to the Intellectual Property. To the knowledge of the Seller and the Shareholder, the use of the Intellectual Property by the Seller has not and does not infringe on the rights of any person or entity other than disclosed on
Schedule 3.11. There is no pending or, to the knowledge of the Seller or the Shareholder, threatened claim, nor has it been alleged, that the Seller is engaged in any infringement other than as disclosed on Schedule 3.11.

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


Section 3.12. Litigation.

        Except as set forth in Schedule 3.12, there is no legal, administrative, arbitration or other proceeding or governmental investigation pending or, to the knowledge of the Seller or the Shareholder, threatened against or affecting the Seller, the Assets or the transactions contemplated hereby. Except as set forth in Schedule 3.12 hereto, the Seller is not subject to, nor is there outstanding, any judgment, award, order, writ, injunction or decree of any court, administrative agency, governmental body or arbitration tribunal with respect to the Seller or the Assets which, individually or in the aggregate, exceeds $5,000.

Section 3.13. Compliance with Applicable Laws; Permits.

        The Seller is not in material violation or breach of, and the business and operations of the Seller comply in all material respects with, all governing federal, state, local or foreign laws, regulations and ordinances (collectively "Laws"). Without limiting the generality of the foregoing, the Seller has not received notice of the violation or breach of any Laws. Schedule 3.13 hereto sets forth a true, accurate and complete description of the Permits. The Permits set forth in Schedule 3.13 hereto are the only Permits which individually or in the aggregate, are necessary to the conduct of the Business and all of such Permits are in full force and effect. The Seller has not received notice, and, there is no reason to believe, that any appropriate authority intends to cancel, terminate or amend any of such Permits or that valid grounds for such cancellation or termination currently exist.

Section 3.14. Mailing and Customer Lists.

        At the Closing, the Seller shall provide Global and the Purchaser with true, accurate and complete copies of all customer lists and mailing lists utilized by Seller. Schedule 3.14 hereto sets forth (a) the number of the customers of the Seller who have purchased products or services

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


from the Seller within (i) the prior twelve (12) month period, and (ii) the prior twenty-four (24) month period and (b) the number of names on the customer lists and records and mailing lists owned by the Seller. Except as set forth on
Schedule 3.14 hereto, the Seller has not, directly or indirectly, within the one-year period immediately preceding the Closing Date, leased, rented, licensed, disclosed or otherwise disposed of its customer lists and records or mailing lists to any person or entity engaged in the Business, directly or indirectly. No more than 5% of the names and entities on each customer list and record and mailing list are duplicative. The Seller is the sole and exclusive owner of such customer lists and records and mailing lists and no other person or entity has an ownership or other proprietary interest therein, or right to the use thereof and, from and after the Closing Date, the Purchaser shall have the sole and exclusive ownership and right thereto. None of the information contained in such customer lists and mailing lists violates or infringes upon the patent, tradename, trademark, copyright, symbol, trade secret or other proprietary rights of any other party.

Section 3.15. Employee Compensation.

        On or prior to the Closing Date, the Seller shall provide the Purchaser with a true, accurate and complete list of all persons employed or utilized by the Seller in the operation of the Business, together with a statement as to the compensation, commissions or bonuses or benefits currently payable to, or on behalf of, each such person for services rendered during the current year, all as of the Closing Date.

Section 3.16.  Labor Matters.

        (a) There are no collective bargaining agreements in effect with respect to the Seller. Except as set forth on Schedule 3.16, there is no unfair labor practice complaint against the Seller with respect to any employee of the Seller pending or, to the knowledge of the Seller or

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


the Shareholder, threatened before the National Labor Relations Board or any federal, state, local or foreign agency. There is no strike, labor dispute, slowdown or work stoppage, grievance or unfair dismissal proceeding, or arbitration proceeding or representative question or, other organizational effort pending or, to the knowledge of the Seller or the Shareholder, threatened against or affecting the Seller. The Seller has no agreement, commitment or understanding, whether formal or informal, with any union representing workers of the Seller regarding the sale of the assets of the Business.

        (b) Each employee of the Business hired on or after May 1, 1987, and who actually commenced such employment on or after November 6, 1986, (i) was hired in compliance with the Immigration Reform and Control Act of 1986 and the rules and regulations thereunder ("IRCA") and (ii) the Seller has complied with all recordkeeping and other regulatory requirements under IRCA.

Section 3.17. Agreements and Other Rights.

        (a) Schedule 3.17 hereto sets forth a true, accurate and complete list of each agreement, commitment or arrangement, arising out of the operation of the Business, whether oral or written, and all amendments thereto, relating to any: (1) agreement, commitment or arrangement for the sale, lease or sublease of the Real Property; (2) note, debenture, bond, letter of credit agreement, loan agreement or other contract or commitment for the borrowing or lending of money or agreement or arrangement for a line of credit or guarantee, pledge or undertaking of the indebtedness of any other person; (3) agreement, commitment or arrangement for the purchase, rental or leasing by the Seller of materials, supplies, services, machinery or equipment providing for payment by the Seller of more than $10,000, under each such agreement, commitment or arrangement, other than pursuant to purchase orders placed in the ordinary course of the Seller's business consistent with past practices; (4) agreement, commitment or arrangement for the sale, rental, leasing, licensing or distribution of (i) the Business's products, services, other than pursuant to purchase orders placed in the ordinary course of the Business consistent with Seller's past practices, or (ii) the Intellectual Property; (5) agreement, commitment or arrangement for any capital expenditure or leasehold improvement providing for payment of $10,000 or more in each instance; (6) agreement, commitment or arrangement which contains any covenant on the part of any of the Seller or any of its officers, employees and consultants not to compete in a certain geographic area, during a certain time period, in a certain business or otherwise restricts the use of confidential information used in the Business; (7) written agreement, contract or commitment with any employee, agent or consultant and any oral agreement, contract or commitment with any employee, agent or consultant that is not "at will" (collectively, the "Material Contracts").

        (b) The Seller has delivered to the Purchaser true, accurate and complete copies of each of the Material Contracts. All Contracts have been duly authorized and delivered by the Seller, are in full force and effect and constitute the valid and binding obligations of the Seller enforceable in accordance with their respective terms against the Seller. As to the Material Contracts, except as set forth on Schedule 3.17, (1) there are no existing breaches or defaults by Seller, and to Seller's and Shareholder's knowledge, by any other party thereunder, and (2) no event, act or omission has or, as a result of the consummation of the transactions contemplated hereby or the Seller/Shareholder Related Documents, will occur which (with or without notice, lapse of time or the happening or occurrence of any other event) would result in a material default thereunder, give cause for termination thereof or permit the acceleration of any obligation thereunder.

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


Section 3.18. Employee Benefit Plans.

        (a) Schedule 3.18 hereto sets forth a list of each "employee benefit plan" as such term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and every other retirement or deferred compensation plan, incentive compensation plan, stock plan, unemployment compensation plan, vacation pay, severance pay, bonus or benefit arrangement, insurance or hospitalization program or other fringe benefit arrangements for any employee, officer, director, consultant or agent, whether oral or written, which is maintained, administered or contributed to by the Seller or for which the Seller has any existing or contingent liability for benefits, in each case as it relates to an employee of the Seller. Such benefit plans shall include any such plans that are subject to the laws of the United States and/or any other jurisdiction and are hereinafter collectively referred to as the "Benefit Plans."

        (b) Except as set forth on Schedule 3.18, no Benefit Plan is a "multiemployer plan" within the meaning of Section 3(37) of ERISA (a "Multiemployer Plan"). No "accumulated funding deficiency," as defined in
Section 412 of the Internal Revenue Code (the "Code"), has been incurred with respect to any Pension Plan, whether or not waived. No "reportable event," within the meaning of Section 4043 of ERISA, and no event described in Section 4041, 4042, 4062, 4063 or 4064 of ERISA has occurred in connection with any Benefit Plan. No condition exists and no event has occurred that could constitute grounds for termination (other than at the option of the Seller) of any Benefit Plan. The Seller has not incurred any liability under Title IV of ERISA arising in connection with the termination of any plan covered or previously covered by Title IV of ERISA which covers any employees of the Seller. Except as set forth on Schedule 3.18, or as otherwise disclosed in the Interim

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


Financial Statement, there are no unfunded liabilities for benefits under any Benefit Plan that is not fully insured. No "prohibited transaction" as defined in Section 406 of ERISA and Section 4975 of the Code has occurred with respect to any Benefit Plan or any other employee benefit plan or arrangement covering any employee of the Seller which is covered by Title I of ERISA, excluding transactions effected pursuant to a statutory or administrative exemption.

        (c) Each Benefit Plan which is intended to be qualified under Section 401(a) of the Code is so qualified and has been so qualified during the period from its adoption to the date hereof and each trust forming a part thereof is exempt from tax pursuant to Section 501(a) of the Code. Each Benefit Plan has been maintained in substantial compliance with its terms and the requirements prescribed by any and all statutes, orders, rules and regulations, including but not limited to ERISA and the Code or the laws of any other jurisdiction, which are applicable to such Benefit Plans. There are no actions, suits or claims (other than routine claims for benefits) pending or to Seller's or the Shareholder's knowledge threatened involving any Benefit Plans or the assets of any Benefit Plan, and neither the Seller nor the Shareholder has knowledge of any facts that exist which could give rise to any such actions, suits or claims.

        (d) Except as set forth on Schedule 3.18, there has been no amendment to, interpretation or announcement (whether written or not) by the Seller relating to, or change in employee participation or coverage under, any Benefit Plan which would increase materially the expense of maintaining such Benefit Plan above the level of the expense incurred in respect thereof for the current fiscal year.

        (e) Except as set forth on Schedule 3.18, the Seller has not taken any action that could be deemed to trigger any, and the purchase and sale of the Assets and the assumption of the

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


Assumed Liabilities hereunder and the consummation of the transactions contemplated hereby will not be deemed to trigger any, severance or change in control or other benefits under any of such Benefit Plans.

Section 3.19. Environmental.

        (a) The Seller has obtained all Permits which are required in connection with the conduct of the Seller under all federal, state and local rules, regulations and laws (collectively "Environmental Laws") relating to pollution or protection of the environment, including Environmental Laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment (including, without limitation, ambient air, surface water, groundwater, or land), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

        (b) The Seller is in material compliance in the conduct of the Business with all Environmental Laws and is also in material compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in such Environmental Laws or contained in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder.

        (c) Neither the Seller nor the Shareholder is aware of, nor has the Seller received notice of, any past, present or future events, conditions, circumstances, activities, practices, incidents, actions or plans which may interfere with or prevent compliance or continued compliance with the Environmental Laws or any regulations, code, plan, order, decree,

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



judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, or which may give rise to any common law or legal liability, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study or investigation, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant, chemical, or industrial, toxic or hazardous substance or waste, whether related to the Business, or affecting the Real Property from on-site or off-site sources.

         (d) There is no, and, since August 31, 1992, there has not been any, civil, criminal or administrative action, suit, demand, claim, hearing, notice or demand letter, notice of violation, investigation, or proceeding pending or to the knowledge of the Seller or the Shareholder, threatened against the Seller in connection with the conduct of the Business relating in any way to the Environmental Laws or any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder.

Section 3.20. Suppliers.

         Schedule 3.20 hereto sets forth a true, accurate and complete list of the top thirty (30) suppliers of materials or services with respect to the business and operations of the Seller (by purchase amount for the twelve month period ended August 31, 1997). Except as set forth on Schedule 3.20, none of the top fifty (50) suppliers (by purchase amount for the twelve (12) month period ended prior to the Closing Date) has advised the Seller within the past year that it will or may stop or decrease the rate of supply, materials, products or services to the Seller.

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


Section 3.21. Inventory.

         Schedule 3.21 hereto sets forth a true, accurate and complete list of the Inventory, as of August 31, 1997, by SKU, categorized by Seller's Sales Analysis Group. The Inventory reflected in the Interim Financial Statement and on the books and records of the Seller, and acquired or created since the date of the Interim Financial Statement: (a) was acquired and has been maintained in the ordinary course of the Business consistent with past custom and practice;
(b) consists or consisted of items of a quality and quantity usable and saleable in the ordinary course of the Business consistent with past custom and practice of the Seller; and (c) has been reflected on the books and records of the Seller at the lower of cost or market value, in accordance with USGAAP.

Section 3.22. Global Documents.

         Global has distributed to the Seller and the Shareholder, and the Seller and the Shareholder have had an opportunity to review, prior to the execution and delivery of this Agreement, Global's Form 10-K for the year ended December 31, 1996, Form 10-Q for the quarter ended March 31, 1997, Form 10-Q for the quarter ended June 30, 1997, the Proxy Statement for the 1997 Annual Meeting of Stockholders, the Final Prospectuses dated June 26, 1995 and March 20, 1996, and the Annual Report to Shareholders for the year ended December 31, 1996, each as filed by Global with the Securities and Exchange Commission, together with any amendments thereto.

Section 3.23. Investment Intent.

         (a) All shares of Global Stock to be acquired by the Seller pursuant to this Agreement are being acquired by the Seller solely for the purpose of investment and not with a view to, or for sale in connection with, any distribution thereof other than in compliance with federal and

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


state securities laws. The Seller acknowledges that the shares of Global Stock delivered to or to be delivered to the Seller hereunder have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or the securities laws of any state or other jurisdiction, and that all such shares of Global Stock bear a legend in substantially the following form:

               "THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS A REGISTRATION STATEMENT WITH RESPECT TO THESE SHARES HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR THE CORPORATION HAS BEEN FURNISHED WITH AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED."

         (b) The Shareholder understands that the shares of Global Stock being offered pursuant to this Agreement are being offered privately by Global pursuant to the private placement exemption provided in Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder by the Securities and Exchange Commission. The Seller is an "Accredited Investor" as such term is defined in Regulation D. The Seller shall be permitted to transfer the shares of Global Stock issued to the Seller hereunder to the current (as of the date hereof) shareholders of the Seller and to the current (as of the date hereof) participants in the Seller's 1996 Special Incentive Plan; provided, however, that each such transfer is made pursuant to a private placement exemption under the Securities Act, in accordance with all applicable securities laws, rules and regulations, including but not limited to, obtaining appropriate investment representations from such transferees, and each such

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


transferee to which any of the Escrow Stock has been transferred shall have executed a counterpart of the Escrow Agreement and shall have agreed to be bound by the terms thereof.

Section 3.24. Finders' Fee.

        Except for Carleton, McCreary, Holmes & Co. (the "Broker"), there is no investment banker, broker, finder or other intermediary which has been retained by, or is authorized to act on behalf of, the Seller who is or might be entitled to any fee or commission from the Purchaser or Global upon the consummation of the transactions contemplated by this Agreement. The Seller shall be solely responsible for the payment of all fees of the Broker.

Section 3.25. Bulk Sales.

        The State of Ohio does not have any Bulk Sales Law or substantially similar law applicable to creditors rights in connection with the sale of all or substantially all of the assets of a business or entity. Neither the Seller, the Purchaser, Global nor the transactions contemplated hereby are subject to, or must comply with, any such law.

                                   ARTICLE 4.
                               REPRESENTATIONS AND
                     WARRANTIES OF THE PURCHASER AND GLOBAL

        The Purchaser and Global hereby, jointly and severally, represent and warrant to, and agree with, the Seller as follows:

Section 4.1. Authorization; Organization; Standing.

        The Purchaser and Global each have the power and authority to enter into this Agreement and each other agreement contemplated to be executed by the Purchaser and Global, as applicable, in connection herewith (the "Purchaser Related Agreements"), and to carry out the transactions contemplated hereby and thereby and this Agreement and each of the Purchaser Related Agreements constitutes the legal, valid and binding obligation of the

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


Purchaser and Global, as applicable, enforceable in accordance with its terms. The Purchaser and Global are each corporations duly organized, validly existing and in good standing under the laws of the State of Delaware. The total authorized capital stock of Global consists of 150,000,000 shares of Common Stock, par value $0.01 per share, of which 37,857,284 shares are outstanding and 25,000,000 shares of Preferred Stock, of which 0 shares are outstanding. The total authorized capital stock of the Purchaser consists of 1,500 shares of Common Stock, no par value. The outstanding shares of capital stock of the Purchaser consist of 100 shares of common stock, all of the which are owned by Global. All of such issued and outstanding shares have been duly authorized and validly issued. The Purchaser and Global each have the corporate power and authority to own and lease their properties and to carry on their business as now conducted. The execution, delivery and performance by the Purchaser and Global, as applicable, of this Agreement and each of the Purchaser Related Agreements and the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Purchaser and Global.

Section 4.2. Contravention; Consents and Approvals.

        Except for filings and/or approvals under applicable securities laws and filings required to be made pursuant to the Hart-Scott-Rodino Anti-trust Improvements Act of 1976 ("HSR") (the "Global Consents"), no further filing, action, consent or approval of any person, entity or governmental body is required by the Purchaser or Global for the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby by the Purchaser or Global. Subject to obtaining the Global Consents, the execution and delivery of this Agreement by the Purchaser and Global and the consummation of the transactions contemplated hereby by the Purchaser and Global will not result in a breach of the terms or conditions of, or constitute a default under, or violate, (a) any material provision of any law, regulation or ordinance, (b) the Articles of Incorporation or By-laws of Global or the Purchaser, (c) except as set forth on Schedule 4.2 hereto, any agreement, lease, mortgage or other instrument or undertaking, oral or written, to which the Purchaser or Global is a party or by which their properties or assets are or may be bound or affected, or (d) any material judgment, order, writ, injunction or decree of any court, administrative agency or governmental body.

Section 4.3. Global Stock.

        All of the shares of Global Common Stock to be issued to the Seller as contemplated by this Agreement will, upon delivery, be duly authorized and validly issued, fully paid and non-assessable, free and clear of all Liens (except as contemplated by this Agreement) and, based upon the accuracy of the Seller's investment representation, issued in compliance with federal and state securities laws.

Section 4.4. Finders' Fee.

        There is no investment banker, broker, finder or other intermediary which has been retained by, or is authorized to act on behalf of, the Purchaser or Global or any of their affiliates who might be entitled to any fee or commission from the Seller or any of its affiliates upon consummation of the transactions contemplated by this Agreement.

Section 4.5. Absence of Material Adverse Change.

        Except as set forth on Schedule 4.5, since June 30, 1997, there has been no material adverse change in the condition (financial or otherwise), results of operations, or business of Global.



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


Section 4.6. Computation of Purchaser's Earnings.

        To the best knowledge of Global and the Purchaser, the calculation of Purchaser's Earnings in accordance with the past practice of Global should not be materially different than the calculation of such earnings in accordance with the past practices of the Seller, in accordance with USGAAP, except that, the parties acknowledge and agree that the Purchaser's Earnings shall be adjusted as provided in this Agreement, whether or not such adjustments may be deemed material.

                                   ARTICLE 5.
                             COVENANTS OF THE SELLER

        The Seller and the Shareholder, jointly and severally, covenant and agree that:

Section 5.1. Conduct of the Business.

         From the date hereof until the Closing Date, the Seller shall conduct the Business in the ordinary course consistent with past practice and will preserve the business, operations and goodwill of the Seller and the relationships with third parties, including, but not limited to, its relationship with customers and suppliers, and utilize its reasonable commercial efforts to keep available and retain all present employees of the Seller. Without the prior written consent of the Purchaser, from the date hereof until the Closing Date, the Seller shall not do any of the following acts:

         (a) Except as required by plans disclosed to Purchaser, (1) grant or pay any bonus, severance or termination pay or increase in compensation, bonus or other benefits payable to, or (2) enter into or amend any employment agreement or Benefit Plan with, any of the officers, employees, consultants or agents of the Seller;



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


         (b) except as contemplated hereby, sell, lease, rent, license, dispose of, mortgage, transfer pledge or subject to Liens, any of the Assets (except for sales of Inventory in the ordinary course of business consistent with past custom and practice and dispositions of Tangible Property in the ordinary course of business consistent with past custom and practice, none of such dispositions, individually or in the aggregate, being material to the Business);

         (c) merge or consolidate with, or agree to merge or consolidate with, or purchase or agree to purchase, all or substantially all of the assets of, or otherwise acquire, any corporation, partnership or other business organization;

         (d) engage in any transactions, or make any commitment or enter into any contract, affecting the Business or the Assets not in the ordinary course of business consistent with past custom and practice;

         (e) make any material capital expenditure (or series of related capital expenditures);

         (f) enter into any agreement or commitment with respect to the Scheduled Intellectual Property or any agreement or commitment, that is, individually or in the aggregate, material to the Business, with respect to the Intellectual Property that does not constitute Scheduled Intellectual Property;

         (g) amend, modify, terminate (except through performance in the ordinary course of the Seller's business) or otherwise relinquish any rights in connection with any of the Contracts;

         (h) adopt any change in its accounting methods or practices;

         (i) otherwise take any of the actions set forth in Section 3.7 hereof (except that the Seller may authorize and pay dividends as set forth on Schedule
3.7 hereto);



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


         (j) dispose of any cash except in the ordinary course of the Business consistent with past practice;

         (k) enter into any software licensing agreement or commitment, except shrink-wrap licensing agreements with respect to off-the-shelf programs; or

         (l) agree, whether or not in writing, to do any of the foregoing.
Section 5.2. Investigations.

         The Seller shall, upon prior notice, afford to Global and its representatives free and full access during regular business hours to all of the books, records, contracts, documents, personnel and properties of the Seller. The Seller will use its reasonable commercial efforts to cause the employees, accountants, attorneys and other representatives of the Seller to cooperate fully with Global and to make full disclosure to Global of all material facts affecting the business properties and financial condition of the Seller, as Global shall reasonably request.

Section 5.3. Pre-Closing Maintenance of Insurance.

         From the date hereof through the Closing Date, the Seller shall maintain in force (including necessary renewals thereof) all insurance policies.

Section 5.4. Notification of Certain Matters.

        The Seller shall give prompt notice to the Purchaser of the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause any of its representations or warranties contained in this Agreement to be untrue or inaccurate in any respect any time from the date hereof to the Closing Date and Seller will deliver to the Purchaser, as soon as possible after the Seller becomes aware thereof, but not later than at the Closing, such information as is necessary to update the information set forth in the Schedules



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


hereto, so that such Schedules will be true, accurate and correct as of the Closing Date as if then made (except that Schedules that speak as of a specified date may continue to speak as of such date); provided that the foregoing shall not be deemed to permit any transaction not otherwise permitted by this Agreement or to constitute a waiver by the Purchaser or Global of any misrepresentation or breach by the Seller or the Shareholder of any agreement, covenant, representation or warranty made herein, when made.

Section 5.5. Consents.

         The Seller shall use reasonable commercial efforts to obtain all consents, approvals and waivers of third parties or authorities, including, but not limited to, those set forth in Schedule 3.2 hereto, required to be obtained pursuant to this Agreement on or prior to the Closing.

Section 5.6. Covenant Not to Compete.

        For the period beginning on the Closing Date and for a period of four
(4) years thereafter (the "Non-Compete Period"), neither the Seller nor the Shareholder nor any business corporation, partnership or entity controlled by the Seller or the Shareholder will, (i) directly or indirectly compete, anywhere in the United States (the "Territory"), directly or indirectly, as an officer, director, shareholder, partner, investor, agent, employee or otherwise, as applicable, with Global or any of its affiliates in the business or activities in which the Seller is engaged (the "Seller's Business") or in which Global and its affiliates are engaged on the Closing Date (the "Global Business"); (ii) directly or indirectly, as an officer, director, shareholder, partner, investor, agent, employee or otherwise, as applicable, of any other person or entity, contact or approach any person or business, wherever located, for the purpose of competing with the Seller's Business or the Global Business, in the Territory;



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


(iii) participate as an officer, director, shareholder, partner, investor, agent, employee or otherwise, as applicable, or have any other direct or indirect financial interest in, any enterprise which engages in the Seller's Business or the Global Business except for investments up to two percent (2%) of the capital stock of any corporation (other than the capital stock of Global as to which this Section 5.6(iii) shall not apply), required to file reports pursuant to the Securities Exchange Act of 1934; or (iv) hire, solicit or encourage to leave the employment of Global, Purchaser or any of their respective affiliates, any employee or agent of Global or Purchaser or any of their respective affiliates.

Section 5.7. Exclusivity; Press Releases.

         The Seller and the Shareholder agree that the Purchaser shall have the exclusive right through the Closing Date (or the earlier termination of this Agreement pursuant to Article 10 hereof), to consummate the transactions contemplated herein, and during such exclusive period, neither the Seller nor the Shareholder (nor their agents, consultants or representatives) shall solicit, encourage or initiate any discussions with, or provide any information to, or accept any other offer from, any corporation, partnership, person or entity or group (a "Third Party") respecting a merger, consolidation, sale of all or substantially all of the assets or capital stock of the Seller, or other acquisition or business combination involving the Seller, other than as contemplated by this Agreement. No party hereto shall issue any press release or other public statement with respect to the transactions contemplated hereby without the prior consent of the other; provided, however, that Global and the Purchaser shall issue such press releases or other public statements without the prior consent of the Seller or the Shareholder, if, in the sole opinion of Global, such is or may be required pursuant to applicable law. In such event, Global shall provide the Seller with prior notice thereof.



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


Section 5.8. Non-Disclosure.

         (a) Until the Closing Date, and thereafter, and, if the Closing shall not occur for any reason whatsoever, from and after the date hereof, and except as the Purchaser may agree to and as may otherwise be required, in the opinion of counsel to the Seller, to be disclosed pursuant to applicable Federal, state or local laws, neither the Seller nor any of its officers, directors, shareholders, successors, assigns or affiliates will, directly or indirectly, communicate or make available to anyone other than to those of the Seller's directors, affiliates, officers, employees, agents, and advisors who require such material for the purpose of evaluating and consummating the transaction described herein and negotiating this Agreement, any trade secret or other proprietary or confidential information with respect to the Purchaser or Global, or any of their affiliates, including, without limitation, all information acquired by the Purchaser as a result of the transactions contemplated by this Agreement (the "Acquired Confidential Information"), the present products, services, designs or styles, inventions, improvements, know-how, processes, customers, suppliers, methods of operation, marketing or distribution, systems, procedures, policies or methods of manufacture of the Purchaser or Global (collectively, "Purchaser's Confidential Information"); provided, however, that Purchaser's Confidential Information shall not include any information known generally to the public (other than as a result of unauthorized disclosure by the Seller) or, except with respect to the Acquired Confidential Information, becomes available to the Seller or the Shareholder on a non-confidential basis from a source other than the Purchaser, Global or their representatives or agents, provided that such source is not bound by a confidentiality agreement with the Purchaser, Global, their representatives or agents. If the Closing does not occur for any reason whatsoever, all documents, copies thereof and notes or memorandum



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


documents containing such information shall promptly, upon request by the Purchaser, thereafter be returned to the Purchaser.

         (b) Until the Closing Date and, if the Closing shall not occur for any reason whatsoever, from and after the date of termination of the Agreement, and except as the Seller may agree to and as may otherwise be required, in the opinion of counsel to the Purchaser or Global, to be disclosed pursuant to applicable Federal, state or local laws, neither Global nor the Purchaser nor any of their officers, directors, shareholders, successors, assigns or affiliates will, directly or indirectly, communicate or make available to anyone other than to those of their directors, affiliates, officers, employees, agents, and advisors who require such material for the purpose of evaluating and consummating the transaction described herein and negotiating this Agreement, any trade secret or other proprietary or confidential information with respect to the Seller, or any of its affiliates, including, without limitation, the present products, services, designs or styles, inventions, improvements, know-how, processes, customers, suppliers, methods of operation, marketing or distribution, systems, procedures, policies or methods of manufacture of the Seller (collectively, "Seller's Confidential Information"); provided, however, that Seller's Confidential Information shall not include any information known generally to the public (other than as a result of unauthorized disclosure by the Purchaser or Global) or becomes available to the Purchaser or Global on a non-confidential basis from a source other than the Seller or its representatives or agents, provided that such source is not bound by a confidentiality agreement with the Seller, its representatives or agents. If the Closing does not occur for any reason whatsoever, all documents, copies thereof and notes or memorandum documents containing such information shall promptly, upon request by the Seller, thereafter be returned to the Seller.



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


Section 5.9. Acknowledgment; Severability.

         The parties acknowledge that the restrictions contained in Sections 5.6, 5.7 and 5.8 are reasonable and necessary to protect the business and interests of the parties, as applicable, and that any violation of these restrictions will cause substantial and irreparable injury to the non-breaching party. Therefore, the parties agree that the non-breaching party shall be entitled, in addition to any other remedies, to preliminary and permanent injunctive relief to secure specific performance, and to prevent a breach or threatened breach, of Sections 5.6, 5.7 and 5.8. The restrictions set forth herein shall be construed as independent covenants, and the existence of any claim or cause of action against the non-breaching party, whether predicated upon this Agreement or otherwise, shall not constitute a defense to the enforcement of the restrictions contained in Sections 5.6, 5.7 and 5.8. In the event that the provisions of Sections 5.6, 5.7 and 5.8 should ever be deemed to exceed the time or geographic limitations or any other limitations permitted under applicable laws, then such provisions shall be deemed reformed to the maximum extent permitted by applicable laws.

Section 5.10. Excluded Liabilities.

         The Seller agrees to pay, perform and discharge the Excluded Liabilities, as and when due; provided that the Seller shall be entitled to assert all rights, remedies and defenses that either the Seller or the Purchaser may have with respect to the performance of such obligations and; provided further, that the Seller shall have the right to contest in good faith any of the Excluded Liabilities.

Section 5.11. Transfer Taxes.

        The Purchaser shall be responsible for, and shall promptly pay when due, all sales taxes assessed or payable in connection with the transfer and sale of the Assets (but excluding



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the Real Property). The Seller shall be responsible for, and shall promptly pay when due, all real property transfer taxes assessed or payable in connection with the transfer and sale of the Real Property.

Section 5.12. Cash.

         On the Closing Date, the Assets consisting of cash shall be wire transferred from the Seller's account(s) to account(s) designated by the Purchaser minus an amount necessary for purposes of covering outstanding checks issued by the Seller prior to the Closing Date. The Seller agrees to reimburse the Purchaser for those outstanding checks of the Seller issued prior to the Closing Date which are not presented for collection within three (3) months of the issue date of such check.

Section 5.13. Customer and Mailing Lists.

        On or prior to the Closing Date, the Seller shall submit its customer lists and mailing lists to List Maintenance Inc. for purposes of determining the percentage of duplicative entries therein and merging and consolidating such lists, as applicable. On or prior to the Closing Date, the Seller shall provide the Purchaser with the written results of the forgoing (which shall indicate the percentage of duplicative entries on each customer list and mailing list), certified by List Maintenance Inc. The cost of the foregoing shall be paid by the Seller only if the results indicate duplicative entries of more than five (5%) percent, otherwise the cost shall be paid by the Purchaser.



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                                   ARTICLE 6.
                              ADDITIONAL COVENANTS

Section 6.1. Books and Records.

         Until the expiration of three (3) years from the Closing Date, with respect to the Acquired Books and Records, the Purchaser will retain and, as the Seller may reasonably request, permit the Seller at its expense on prior written notice during normal business hours (but at such time as shall be acceptable to the Purchaser in its sole discretion) to inspect and copy the Acquired Books and Records for purposes of preparing its tax returns; paying, assessing or contesting any of the Excluded Liabilities; or responding to any audit or informational request regarding its tax returns or any judicial proceeding in which it is a party; provided that such inspection and copying does not interfere with the operations of the Purchaser. At any time after the third
(3rd) anniversary of the Closing Date, the Purchaser shall be permitted to destroy such books and records; provided, however, that, subject to the limitations set forth in the first sentence hereof, the Shareholder shall be permitted to retain such books and records the Purchaser intends to destroy if the Shareholder notifies the Purchaser of same prior to the expiration of the third (3rd ) anniversary of the Closing Date.

Section 6.2.   Employees.

         (a) Without limiting the provisions of Section 1.2 hereof, it is understood and agreed that, except for the Purchaser's agreement to employ Mark
L. Runkle, Kent L. Markley, Daniel C. Morton and Gerard C. Kronenberger pursuant to an Employment Agreement substantially in the form annexed hereto as Exhibit B, the Purchaser shall not be required to offer employment to any or all of the employees of the Seller, but, on or prior to the Closing Date, the Purchaser shall determine which, if any, of the employees of the Seller, in its sole



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


discretion, it may offer employment to. Nothing in this Agreement shall be deemed to require the Purchaser to retain any of the employees for any period of time or at any particular compensation rate or in any particular position, except pursuant to the Employment Agreements.

         (b) To the extent that the Purchaser employs any of the employees of the Seller, the Purchaser shall give to such employees credit for periods of service with the Seller, in accordance with the employee benefit plans maintained by the Purchaser.

         (c) With respect to employees of the Seller that are hired by the Purchaser ("Transferred Employees"), Seller shall transfer to the Purchaser any records relating to withholding and payment of income and unemployment Taxes (federal, state and local) and FICA Taxes with respect to wages paid to the Transferred Employees by the Seller during 1997 (including, without limitation, Forms W-4, Employee's Withholding Allowance Certificates)

Section 6.3. Financial Statements.

         Seller shall provide Global, within 30 days after Global's written request therefor, with such financial statements relating to the Business as may be required by Global pursuant to the Securities Act and The Securities Exchange Act of 1934 (the "Exchange Act"), in connection with the preparation and filing of any registration statement or periodic report by Global pursuant to the Securities Act and the Exchange Act. The cost of preparing any such financial statements shall be shared equally by Global and the Seller; provided, however, that such cost to the Seller shall not, in any event, exceed $10,000 in the aggregate.



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Section 6.4. Power of Attorney.

         From and after the Closing Date, the Seller agrees to transfer or deliver to the Purchaser, from time to time and promptly upon receipt thereof, any cash or other property or assets that the Seller may receive after the date hereof relating to the Assets, including, without limitation, accounts receivable or other payments of any nature whatsoever for performance of services rendered by or on behalf of the Seller, including, without limitation, in respect of any claims, contracts, leases, licenses, permits, authorizations, arrangements or commitments of any kind or character which are included in the Assets or any other item included in the Assets. The Seller hereby constitutes and appoints the Purchaser, its successors and assigns, the true and lawful attorney or attorneys of the Seller, with full power of substitution, having full right and authority, in the name of the Seller or otherwise, and for the benefit of the Purchaser, its affiliates, successors and assigns: to collect and obtain for the account of the Purchaser any and all claims, contracts, leases, licenses, permits, authorizations, arrangements or commitments included in the Assets of any kind or character and any other items included in the Assets, including without limitation any amounts payable as interest in respect thereof. The Seller hereby declares that the foregoing powers shall be coupled with an interest and shall be irrevocable by it or by its subsequent dissolution or in any manner or for any reason. From and after the Closing Date, the Purchaser may retain for its own account any amounts collected pursuant to the foregoing powers including any amounts payable as interest in respect thereof. Without limiting the foregoing, from and after the Closing Date, pursuant hereto, the Purchaser shall have the right and authority to endorse the name of the Seller on any check or any other evidence of indebtedness received by the Purchaser on account of the Assets.



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Section 6.5. Title Insurance.

         The Purchaser shall order a title insurance commitment from a company licensed to do business in the State of Ohio (the "Title Insurer"), indicating the current status of legal title to the Real Property. The Purchaser's obligations hereunder shall be conditioned upon the Title Insurer's ability to issue a policy of fee title insurance in the amount of the allocation for the Real Property set forth in Schedule 3.4(a) hereto, insuring the Purchaser's fee title interest in the Real Property, free and clear of any Liens other than the Real Property Permitted Exceptions (which as to the Real Property Permitted Exceptions set forth in clauses (ii) and (iii) of Section 3.4(a) shall mean only those matters which will not materially reduce the value of the Real Property or which will not materially impair the ability of the Purchaser to use the same in the conduct of the Business). The Purchaser may also obtain (and if obtained provide to the Seller a copy of) an "as built" title survey certified to Purchaser, Seller, Global and the Title Insurer indicating the description of the Real Property and otherwise in accordance with the Minimum Standard Detail Requirements for Land Title Surveys jointly established and adopted by ALTA and ACSM in 1992, and including scale, date, North arrow, legend, easements with recording data, encroachments, original surveyors signature and seal, any field notes, the area of land, vicinity sketch of the nearest intersection, locations of all buildings from boundaries, paved parking area and number of spaces, and other characteristics of surveys of commercial real estate in the local area. The cost of the title insurance commitment (including title search and examination fees), the title policy, survey and legal description shall be shared equally by the Purchaser and Seller. Notwithstanding the foregoing, in no event shall the Seller be required to pay any portion of the cost of (a) endorsements to or special coverage under the title policy that the Purchaser desires to obtain



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


or (b) the title insurance commitment (including title search and examination fees), survey or legal description, if the Closing shall not occur by reason of the Purchaser's default hereunder or if this Agreement shall be terminated by the Purchaser by reason of the failure to satisfy any of the Purchaser's conditions hereunder. With respect to the matters described in clauses (a) and
(b) above, Purchaser shall pay all such costs.

Section 6.6. Closing Conditions.

         Each of the parties hereto, as applicable, shall use commercially reasonable efforts to satisfy the conditions to the other party's obligation to close required to be performed or satisfied by such party, as applicable.

Section 6.7. Rule 144.

         From the Closing Date, until the expiration of two years thereafter, Global shall satisfy the current information requirements of Rule 144.

Section 6.8.   Listing of Global Stock.

         Global shall use commercially reasonable efforts, subject to applicable rules and regulations, to cause the Closing Date Stock to be listed on the New York Stock Exchange.

Section 6.9. 401(k) Plan.

         On or prior to the Closing Date, the Seller agrees that the Seller's 401(k) Plan shall be terminated with respect to the employees hired by the Purchaser and the Purchaser shall establish a separate plan for the benefit of any employees of the Seller hired by the Purchaser on or after the Closing Date on such terms and conditions as the Purchaser shall determine. The employees of the Seller who are hired by the Purchaser shall be given the opportunity to roll their accounts under the Seller's 401(k) plan into the 401(k) plan established by the Purchaser.



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                                   ARTICLE 7.
                                CONDITIONS TO THE
                     OBLIGATIONS OF THE PURCHASER AND GLOBAL

         The obligations of the Purchaser and Global under this Agreement shall be subject to the following conditions which may be waived in whole or in part by the Purchaser and Global at their election:

Section 7.1. Bring Down of Representations and Performance of Agreements.

         Each of the representations and warranties made by the Seller and the Shareholder in this Agreement that are qualified as to materiality shall be true and correct in all respects on the Closing Date as if made on the Closing Date, as modified in accordance with Section 5.4 and each of the representations and warranties made by the Seller and the Shareholder in this Agreement that are not qualified as to materiality shall be true and correct in all material respects on the Closing Date as if made on the Closing Date, as modified in accordance with Section 5.4. All obligations required to be performed by the Seller and the Shareholder on or prior to the Closing Date shall have been performed in all material respects and the Purchaser and Global shall have received a Certificate, dated the Closing Date, signed by a duly authorized officer of the Seller and the Shareholder certifying to the foregoing.

Section 7.2. Material Adverse Change.

         Except as disclosed in Schedule 3.7 (as of the date hereof only), since the date of the Interim Financial Statement, there shall not have been, and on the Closing Date shall not be in existence, any event, condition or state of facts which could reasonably be expected to result in, any material adverse change in the condition (financial or otherwise), Assets, results of operations or business of the Seller.



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Section 7.3. Consents.

         All material filings, approvals, authorizations and consents set forth in Schedule 3.2 hereto shall have been obtained and the Purchaser and Global shall have been furnished with appropriate evidence, reasonably satisfactory to it, of the granting of such approvals, authorizations and consents. For purposes hereof, all filings, approvals, authorizations and consents with respect to the Intellectual Property licenses (except shrink-wrap licenses for off-the-shelf, retail software programs), software licenses, Real Property Leases and the vendor agreements set forth on Schedule 7.3 hereto shall be deemed material.

Section 7.4. HSR Approval.

         The waiting period required pursuant to HSR shall have expired or the parties shall have received early termination of the waiting period.

Section 7.5. Real Property.

         The Seller shall have executed and delivered a Limited Warranty Deed (the "Deed") for the Real Property wherein the Limited Warranty Covenants of the Seller shall be subject to the Real Property Permitted Exceptions; together with all required tax returns and checks for the relevant taxing authority, the customary owner's affidavit as to mechanics' and materialmen's liens and parties in possession required by the Title Insurer as a condition to its deletion of the standard exceptions relating to such liens and possession from the title policy, an IRS 1099 form, and a FIRPTA affidavit, and other documentation normally given by sellers of real property in Miami County, Ohio.



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Section 7.6. Employment Agreements.

         Mark L. Runkle, Kent L. Markley, Daniel C. Morton and Gerard C. Kronenberger shall have executed and delivered an Employment Agreement substantially in the form annexed hereto as Exhibit B.

Section 7.7.   No Injunction, etc.

         No action, suit or proceeding shall have been instituted by any person or entity, or threatened by any governmental agency or body, before a court or governmental body, to restrain, prevent, delay or restructure the transactions contemplated by this Agreement or which seeks other relief with respect to any of such transactions. On the Closing Date, there shall be no injunction, restraining order or decree of any nature of any court of governmental agency or body in effect which restrains or prohibits the consummation of this Agreement.

Section 7.8. Escrow Agreement.

         The Seller and the Shareholder, shall have executed and delivered to the Purchaser and Global the Escrow Agreement in the form annexed hereto as Exhibit A and the Escrow Stock shall have been delivered to the Escrow Agent.

Section 7.9. Bill of Sale.

         The Seller shall have executed and delivered to the Purchaser the Bill of Sale in the form annexed hereto as Exhibit C.



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Section 7.10. Assignment and Assumption Agreement.

         The Seller shall have executed and delivered to the Purchaser the Assignment and Assumption Agreement in the form annexed hereto as Exhibit D.

Section 7.11. Opinion of Seller's Counsel.

         The Seller shall have delivered to the Purchaser the opinion of Thompson Hine & Flory LLP, counsel to the Seller and the Shareholder, in form and substance reasonably satisfactory to Global as to the matters set forth at Sections 3.1 and 3.2 hereof. Such opinion may contain appropriate qualifications as to the knowledge of such counsel with respect to Section 3.2.

Section 7.12. Change of Name.

        The Purchaser shall have received an Amendment (in form suitable for filing and duly executed by an authorized officer of the Seller) to the Articles of Incorporation of the Seller changing its name to a name other than "Infotel" or any variant thereof.

Section 7.13. Secretary's Certificate.

        The Purchaser shall have received a certificate duly executed by the Secretary or Assistant Secretary of the Seller, certifying as to the resolutions adopted by the board of directors and the shareholders of the Seller approving the execution of this Agreement and each of the Seller/Shareholder Related Documents and the consummation of the transactions contemplated hereby and thereby, together with copies of such resolutions.

Section 7.14. Vehicles.

         The Purchaser shall have received title certificates, duly executed by the Seller, to each of the vehicles set forth on Schedule 3.5(a) hereto or otherwise constituting the Assets (together with any other transfer forms necessary to transfer title to such vehicles).



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Section 7.15. Trademark Assignment.

         The Seller shall have executed and delivered to the Purchaser an Assignment of Patents and Trademarks in form and substance suitable for filing with the U.S. Patent and Trademark Office and reasonably satisfactory to the Purchaser.

Section 7.16. Customer and Mailing Lists.

         No more than five (5%) percent of the names and entities on each customer list and record or mailing list shall be duplicative. The Seller shall have delivered to the Purchaser a true, accurate and complete copy of all customer lists and records and mailing lists.

Section 7.17. Special Incentive Plan.

         Kent L. Markley, Global, the Purchaser and the Seller shall have entered into an agreement substantially in the form annexed hereto as Exhibit E with respect to the Infotel, Inc. 1996 Special Incentive Plan.

Section 7.18. Delivery of Assets.

         The Seller shall have delivered the Assets to the Purchaser at the Premises or as otherwise specifically provided for herein.

Section 7.19. Release of Liens.

         The Seller shall have provided the Purchaser with such documentation as shall be reasonably acceptable to the Purchaser, terminating the security interest and Liens set forth on Schedule 3.5 with respect to the Assets, including, without limitation, UCC-3 financing statements.



                                       65

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


Section 7.20. Additional Documents.

         The Seller shall have executed and delivered to the Purchaser such other instruments as shall be necessary or desirable in the opinion of the Purchaser to sell, transfer and assign the Assets to the Purchaser.

                                   ARTICLE 8.
          CONDITIONS TO THE SELLER'S AND THE SHAREHOLDER'S OBLIGATIONS

         The obligations of the Seller and the Shareholder under this Agreement shall be subject to the following conditions, which may be waived in whole or in part by the Seller at its election:

Section 8.1. Bring Down of Representations and Performance of Agreements.

         Each of the representations and warranties made by the Purchaser and Global in this Agreement that are qualified as to materiality shall be true and correct in all respects on the Closing Date as if made on the Closing Date and each of the representations and warranties made by the Seller and the Shareholder in this Agreement that are not qualified as to materiality shall be true and correct in all material respects on the Closing Date as if made on the Closing Date. All obligations required to be performed by the Purchaser and Global on or prior to the Closing Date shall have been performed in all material respects, and the Seller shall have received a certificate of a duly authorized officer of the Purchaser and Global, dated the Closing Date, certifying to the foregoing.

Section 8.2. No Injunction, etc.

         No action, suit or proceeding shall have been instituted by any person or entity, or threatened by any governmental agency or body, before a court or governmental body, to restrain or prevent the carrying out of the transactions contemplated by this Agreement or


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


which seeks other relief with respect to any of such transactions. On the Closing Date, there shall be no injunction, restraining order or decree of any nature of any court or governmental agency or body in effect which restrains or prohibits the consummation of this Agreement.

Section 8.3. Payment.

         The Closing Consideration shall have been paid and/or delivered, as applicable, to the Seller and the Escrow Agent, as applicable, as provided in
Section 2.4 hereof.

Section 8.4. Assignment and Assumption Agreement.

         The Purchaser shall have executed and delivered to the Seller the Assignment and Assumption Agreement in the form annexed hereto as Exhibit D.

Section 8.5. Escrow Agreement.

         The Purchaser, Global and the Escrow Agent shall have executed and delivered to the Seller the Escrow Agreement in the form annexed hereto as Exhibit A and the Escrow Stock shall have been delivered to the Escrow Agent.

Section 8.6. Conveyance of Real Property.

         The Purchaser shall have delivered the documentation normally given by purchasers of real property in Miami County, Ohio with respect to the Real Property.

Section 8.7. Opinion of Purchaser's Counsel.

         The Purchaser shall have delivered to the Seller the opinion of Curt Rush, Esq., general counsel to Global and the Purchaser, in form and substance reasonably satisfactory to the Seller and the Shareholder as to the matters set forth at Sections 4.1, 4.2 and 4.3.

Section 8.8. Piggyback Registration Rights Agreement.

         Global shall have executed and delivered to the Seller a Piggyback Registration Rights Agreement in accordance with the terms set forth on Exhibit F annexed hereto.



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


Section 8.9. Secretary's Certificate.

         The Seller shall have received a certificate duly executed by the Secretary or the Assistant Secretary of the Purchaser and Global, certifying as to the resolutions adopted by the board of directors and shareholders of the Purchaser and Global approving the execution of this Agreement and each of the Purchaser Related Agreements and the consummation of the transactions contemplated hereby and thereby, together with copies of such resolutions.

Section 8.10. HSR Approval.

         The waiting period required pursuant to HSR shall have expired or the parties shall have received early termination of the waiting period.

Section 8.11. Material Adverse Change.

         Except as disclosed on Schedule 4.5 (as of the date hereof only), since June 30, 1997, there shall not have been, and on the Closing Date there shall not be in existence, any event, condition or state of facts which could reasonably be expected to result in, any material adverse change in the condition (financial or otherwise) results of operations or business of Global.

Section 8.12. Additional Documents.

         The Purchaser and Global shall have executed and delivered to the Seller such other instruments as shall be necessary in the reasonable opinion of the Seller to consummate the transactions contemplated hereby.

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                                   ARTICLE 9.
                                 INDEMNIFICATION

Section 9.1. Seller's and Shareholder's Indemnification.

         The Seller and the Shareholder, jointly and severally, hereby agree to defend, indemnify and hold harmless the Purchaser, Global and each of their affiliates, successors and assigns, shareholders, officers, directors and employees, from and against any liabilities or obligations, damages, losses, claims, encumbrances, costs or expenses (including reasonable attorneys' fees) of any nature, whether absolute, contingent or otherwise, and whether arising at law or in equity (any or all of the foregoing herein referred to as a "Loss"), to the extent that a Loss (or actions in respect thereof) arises out of or is based upon (i) any misrepresentation or breach of any of the representations and warranties made by the Seller and/or the Shareholder in this Agreement or in any certificate, schedule, exhibit or other document made or delivered by or on behalf of the Seller and/or the Shareholder pursuant to this Agreement, including, but not limited to, the Deed; or (ii) the breach of any of the covenants or agreements of the Seller and the Shareholder contained in this Agreement or in any certificate, schedule, exhibit or other document made or delivered by or on behalf of the Seller and/or the Shareholder pursuant to this Agreement, including, but not limited to, the Deed; or (iii) any of the Excluded Liabilities; or (iv) the conduct of the Seller's business prior to the Closing Date (except to the extent arising out of the Assumed Liabilities).

Section 9.2. Purchaser's and Global's Indemnity.

         The Purchaser and Global, jointly and severally, hereby agree to defend, indemnify and hold harmless the Seller and its affiliates, successors and assigns, shareholders, officers, directors and employees, from and against any Loss to the extent that such Loss (or actions in



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


respect thereof) arises out of or is based upon (i) any misrepresentation or breach of any of the representations and warranties made by the Purchaser and/or Global in this Agreement or in any certificate, schedule, exhibit or other document made or delivered by or on behalf of the Purchaser and/or Global pursuant to this Agreement; or (ii) any breach of any of the covenants or agreements of the Purchaser and/or Global contained in this Agreement or in any certificate, schedule, exhibit or other document made or delivered by or on behalf of the Purchaser or Global pursuant to this Agreement; or (iii) any of the Assumed Liabilities; or (iv) the conduct of the Purchaser's business on and following the Closing Date (except to the extent caused by any matter for which the Purchaser and/or Global is entitled to be indemnified for hereunder); or (v) the transactions contemplated hereby, and/or the Seller's failure to give any notice in connection therewith, constituting a violation of the United States Worker Adjustment and Retraining Notification Act, if applicable.

Section 9.3. Notice.

         No claim for indemnification hereunder shall be valid unless notice of the matter which may give rise to such claim is given in writing by the person or entity entitled to indemnification (the "Indemnitee") to the person against whom indemnification is sought (the "Indemnitor") as soon as reasonably practicable after such Indemnitee becomes aware of such claim, provided that the failure to notify the Indemnitor shall not relieve the Indemnitor from any liability which it may have to the Indemnitee unless Indemnitor shall be irreparably prejudiced by such failure. Such notice shall state that the Indemnitor is required to indemnify the Indemnitee for a Loss and shall specify or estimate, as the case may be, the amount of Loss and the relevant details thereof to the extent available. If, within 30 calendar days of receipt of such notice, the Indemnitor has not notified the Indemnitee that it objects to



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


such claimed Loss, then the Indemnitor shall be deemed to have waived any objections to such claimed Loss. Nothing in the Escrow Agreement is intended to limit or supersede the provisions hereof.

Section 9.4. Procedural Matters.

         (a) The Indemnitor shall have the right to defend, through counsel reasonably satisfactory to the Indemnitee, at the Indemnitor's expense, any action which may be brought in connection with all indemnifiable matters subject to this Article 9 (a "Third Party Action") by providing Indemnitee with written notice thereof within 30 calendar days of receiving the notice described in
Section 9.3 hereof. The Indemnitor shall not, however, without the prior written consent of the Indemnitee, (i) consent to the entry of any judgment against the Indemnitee, (ii) enter into any settlement or compromise of any action for other than monetary damages, or (iii) enter into any settlement or compromise of any action for monetary damages which does not include, as an unconditional term thereof, the giving by the claimant or plaintiff to the Indemnitee of a release, in form and substance satisfactory to the Indemnitee, from all liability in respect of such action. If the Indemnitee desires to participate in such defense or settlement, it may do so at its sole cost and expense.

         (b) Notwithstanding Section 9.4(a), if the Indemnitor elects not to defend the Indemnitee against such action whether by not giving the Indemnitee timely notice as provided above or otherwise, then the Indemnitee shall have the right to defend, compromise and settle such action on such terms as the Indemnitee in its sole discretion may determine, without the prior consent of the Indemnitor, and the Indemnitor shall continue bound to indemnify the Indemnitee, and shall remain fully liable for any such result or settlement made by the Indemnitee, in accordance with the terms of this Article; provided, however, that any



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


settlement or compromise of such action, as a condition precedent thereto, must include a release from the claimant or plaintiff to the Indemnitors in form and substance reasonably satisfactory to the Indemnitor from all liability in respect of such action.

Section 9.5. Survival; Off-Set.

         The representations, warranties and covenants contained in this Agreement shall survive the execution of this Agreement and the closing of the transactions contemplated by this Agreement until March 31, 2000; provided, however, that any representations, warranties or covenants contained herein which specifically set forth longer or shorter time periods of effectiveness, shall survive for the periods indicated therein and provided further that the representations and warranties set forth at Sections 3.1, the second sentence of 3.4(a), and the second sentence of 3.5 and 3.8, and the warranties contained in the Deed, shall survive the Closing Date without limitations with respect thereto. If any claim for indemnity has been timely made but has not been resolved by the parties prior to the expiration of the applicable time period of survival then, and in such event, such claim shall survive until finally resolved. In addition to the rights and remedies available pursuant to the Escrow Agreement (which may be pursued at any time, and from time, simultaneously or separately), Global, the Purchaser and the Indemnified Parties shall be entitled to off-set the amount to which they may be indemnified hereunder from any amounts due to the Seller pursuant to this Agreement, including, but not limited to the Total Contingent Consideration, or any document delivered in connection herewith, in the event of, and to the extent that, the Escrow Stock then remaining in escrow (valued as provided in the Escrow Agreement) is less than the amount of the unresolved claims that Global, the Purchaser and the Indemnified Parties have made against the Escrow Stock. Seller may elect to satisfy its indemnification obligations pursuant



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to this Article 9 in the form of cash, provided that the Seller sets forth such election in the Objection Notice (as defined in the Escrow Agreement) and pays such amount, by certified check, to the Indemnified Party within five (5) days after resolution of the claim.

Section 9.6. Limitations.

         (a) Notwithstanding anything else to the contrary contained herein, neither the Purchaser nor Global shall be entitled to assert any claim for indemnification pursuant to Section 9.1 hereof unless and until such time as the Losses, in the aggregate, with respect to breaches of representations and warranties only (subject to Section 9.6(b) below) exceed $250,000 (the "Basket"), at which time all claims for Losses may be asserted commencing with the first dollar of such Losses. In addition, the indemnification obligations of the Seller and the Shareholder hereunder, with respect to breaches of representations and warranties only (subject to Section 9.6(b) below) shall not exceed twenty-five percent (25%) of the Purchase Price (the "Cap").

         (b) Notwithstanding anything contained herein to the contrary, it is understood and agreed that the Basket and Cap shall not apply to the indemnification obligations of the Seller and the Shareholder set forth at
Section 9.1(ii), (iii) or (iv) hereof or to the indemnification obligations of the Seller and the Shareholder set forth at Section 9.1(i) if the misrepresentation or breach of representation arises out of the intentional, knowing or fraudulent acts or omissions of the Seller or the Shareholder.

         (c) Notwithstanding Section 1.2(a)(iv) hereto, all Warranty Claims shall be referred to the Purchaser for processing and handling and the Purchaser agrees to do so in accordance with the terms of the applicable warranty and return policies, and in accordance with commercially reasonable practices, whether or not such Warranty Claims exceed the reserve



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


set forth on the Closing Balance Sheet. Notwithstanding the foregoing, it is understood and agreed that any Warranty Claims which exceed the reserves set forth on the Closing Balance Sheet (the "Excess Warranty Claims") are Excluded Liabilities and subject to the indemnification provisions of this Article 9. Notwithstanding the foregoing, to the extent that any Excess Warranty Claims are incurred, the Seller shall have the option of either reimbursing the Purchaser for such Excess Warranty Claims, as incurred from time to time (within thirty
(30) days of the Purchaser providing the Seller with notice of such Excess Warranty Claims) or notifying the Purchaser (within ten (10) days of the Seller's receipt of notice of the Excess Warranty Claims) to apply such Excess Warranty Claims against the Basket. It is understood and agreed that any Excess Warranty Claims shall not be subject to the Cap.

Section 9.7. Non-Exclusive Remedy.

         The parties hereto acknowledge and agree that the indemnity provided in this Article 9 shall be the sole and exclusive remedy of the parties except that nothing contained in this Article 9 shall impair or derogate any statutory, equitable or common law right or remedy any party may have for Losses arising out of fraud or similar causes of action involving intentional misrepresentations.

Section 9.8. Tax Benefit/Insurance Proceeds.

         Indemnification with respect to a Loss shall be net of the tax benefit to the person asserting a right to indemnification under this Article 9, but after giving effect to any tax which shall be required to be paid on such indemnification payment by the Indemnified Party or the entity receiving such payment attributable to a Loss. In addition, in determining the amount of Loss for which an Indemnified Party is entitled, the Loss shall be reduced by any



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


insurance proceeds which are paid to such Indemnified Party with respect to the Loss for which indemnification is sought. If the Seller pays the Purchaser or Global a payment which satisfied the Seller's obligations under this Article 9 with regard to a Loss for which the Purchaser and/or Global was entitled to indemnification in accordance with Article 9 and, after such payment by the Seller, the Purchaser and/or Global receives insurance proceeds in payment of the same Loss, the Purchaser and/or Global will reimburse the Seller for the amount the Seller has paid up to, but not exceeding, the insurance proceeds received.

                                   ARTICLE 10.
                            TERMINATION OF AGREEMENT

Section 10.1. Termination.

         This Agreement and the transactions contemplated hereby and thereby may be terminated at any time prior to the Closing Date:

         (a) by mutual written agreement of Global and the Seller;

         (b) by Global or the Seller, by providing the other with written notice thereof, if the Closing shall not have occurred by October 31, 1997, or such other date as may be agreed to by the parties hereto in writing, if such notifying party is ready, willing and able to consummate the transactions contemplated by this Agreement and all of the conditions to the other party's obligation to close as set forth in Article 7 or 8, as applicable, shall have been satisfied and the other party fails to consummate the transactions contemplated by this Agreement for any reason whatsoever; or

(c) by the Seller, on the one hand, and Global, on the other hand, in the event the other makes a material misrepresentation under this Agreement or breaches a material covenant or agreement under this Agreement (which misrepresentation or breach either cannot



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


be cured or is not cured within five (5) days following receipt of written notice thereof), but such non-misrepresenting or non-breaching party's election to terminate shall not limit, waive or prejudice such party's remedies as provided herein or at law or in equity; or

         (d) by the Seller, on the one hand, and Global, on the other hand, if the Closing shall not have occurred by October 31, 1997, or such other date as may be agreed to by the parties hereto in writing, due to the non-fulfillment of a condition precedent to such party's obligations to close as set forth at
Article 7 or 8 hereof, as applicable (through no fault or breach by the terminating party).

Section 10.2. Effect of Termination.

         In the event this Agreement is terminated as provided in Section 10.1, this Agreement shall become void and be of no further force and effect and no party hereto shall have any further liability to any other party hereto, except that Sections 5.8, 5.9, Article 9 and Article 10 hereof shall survive and continue in full force and effect notwithstanding termination and except further that the termination of this Agreement shall not limit, waive or prejudice the remedies available to any party, at law or in equity, for any wilful breach of this Agreement by any other party, and, in the event of termination by any party pursuant to Section 10.1(b), (c) or (d) hereof, as a result of wilful breach of this Agreement by the other party, the terminating party shall be entitled to recover, from the breaching party, the terminating party's costs and expenses, including reasonable attorneys fees, in connection with the preparation, negotiation and execution of this Agreement.



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                                   ARTICLE 11.
                                  MISCELLANEOUS

Section 11.1. Governing Law; Jurisdiction.

         This Agreement shall be governed by and construed in accordance with the laws of the State of New York (without giving effect to conflicts of law).

Section 11.2. Headings and Captions.

         The headings and captions contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

Section 11.3. Counterparts.

         This Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which together shall constitute but one and the same instrument.

Section 11.4. Entire Agreement.

         This Agreement, including all Exhibits and Schedules hereto and thereto, constitutes the entire understanding among the parties with respect to the subject matter hereof and the representations contained herein and therein and in the Deed are the only representations made by the parties hereto.

Section 11.5. Assignment.

        This Agreement shall not be assignable by any party hereto without the written consent of all parties hereto; provided, however, that the Purchaser and/or Global may assign this Agreement, or rights and benefits hereunder, to any affiliate of Global; provided that such assignment shall not release the Purchaser and Global of their obligations hereunder. The obligations of the parties hereunder shall be binding upon the successors and assigns of the


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


parties hereto, whether by merger, consolidation or otherwise, and the parties shall cause any such successor and assign to assume the obligations hereunder.

Section 11.6. Separability.

         If any section, subsection or provision, is held invalid, the remainder of this Agreement and the application of such section, subsection or provision to persons or circumstances other than those to which it is held invalid shall not be affected thereby.

Section 11.7. Notices.

         All notices, consents or other communications required or permitted to be given by any party hereunder shall be in writing and shall be given by personal delivery, facsimile transmission or by overnight courier, postage prepaid, as follows:

        If to the Purchaser or Global:

        Global DirectMail Corp
        22 Harbor Park Drive
        Port Washington, New York  11050
        Fax #: (516) 625-2593

        Attn: Richard Leeds, Chairman and Chief Executive Officer

with a copy to:

        Rivkin, Radler & Kremer
        EAB Plaza
        Uniondale, New York 11556
        Fax #:  (516) 357-3333

        Attn:  Barry R. Shapiro, Esq.

        If to the Seller or Shareholder:

        Mr. Mark Runkle
        11714 Purk Road
        St. Paris, OH  43072
        (No Fax # exists)



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


        with a copy to:

        Thompson Hine & Flory LLP
        2000 Courthouse Plaza, NE
        Dayton, Ohio  45401
        Fax #: (937) 443-6635

        Attention: J. Michael Herr, Esq.

Such notice, consent or communication shall be deemed delivered on (i) the next business day following delivery to an overnight courier, (ii) the date of personal delivery or (iii) the date of telecopy (provided the appropriate answer back is received) thereof.

Section 11.8.  Costs.

         Except as otherwise provided herein, each party will pay its own costs and expenses involved in carrying out the transactions contemplated by this Agreement, including, but not limited to, the fees required in connection with any HSR filing.

Section 11.9. Waiver.

        Waiver of any term, provision or condition of this Agreement shall not be construed to be a waiver of any other term, provision or condition. Failure or delay by the parties to require performance of any provision of this Agreement will not affect or impair such party's right to require full performance of such provision at any time thereafter.

Section 11.10. Exhibits and Schedules.

         The Exhibits and Schedules are part of this Agreement as if set forth fully herein.

Section 11.11. Amendment.

         This Agreement may not be amended except by an instrument in writing signed by all of the parties hereto.



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


Section 11.12. Further Assurances.

         Subject to the terms and conditions of this Agreement, each of the parties hereto will use all reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable, under applicable laws and regulations or otherwise, to fulfill its obligations under this Agreement and to consummate the transactions contemplated by this Agreement.

Section 11.13. Service

         The parties hereto irrevocably consent to the service of any and all process in any such action or proceeding by delivery of copies of such process at the address and in the manner specified in Section 11.7.

Section 11.14. Projections.

         Global and the Purchaser acknowledge that any projections or forecasts furnished by the Seller to Global and/or the Purchaser are estimates only, and they recognize that actual results may differ from the projected results.

Section 11.15. Construction.

         Should any of the provisions of this Agreement or any agreement executed in connection herewith, require interpretation, it is agreed that the court or arbitrator interpreting or construing the same shall not apply a presumption that any provision shall be more strictly construed against one party by reason of the rule of construction that a document is to be construed more strictly against the party who itself or through its agent prepared the same, it being agreed that all parties and their respective agents have participated in the preparation of this Agreement.



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               IN WITNESS WHEREOF, the parties hereto have duly executed this
Agreement as of the date first written above.

                                     GLOBAL DIRECTMAIL CORP

                                     By:              RICHARD LEEDS
                                         ---------------------------------------
                                     Name:  Richard Leeds
                                     Title: Chairman and Chief Executive Officer


                                     MIDWEST MICRO CORP.

                                     By:              RICHARD LEEDS
                                         ---------------------------------------
                                     Name:  Richard Leeds
                                     Title: President


                                     INFOTEL, INC.

                                     By:              MARK L. RUNKLE
                                         ---------------------------------------
                                     Name: Mark L. Runkle
                                     Title: President and CEO


                                                      MARK L. RUNKLE
                                     -------------------------------------------
                                     Mark L. Runkle

                            Asset Purchase Agreement
                         dated as of September 12, 1997
                                  by and among
             Infotel, Inc., Mark L. Runkle, Midwest Micro Corp. and
                             Global DirectMail Corp

 Exhibits

       Exhibit A                   Escrow Agreement
       Exhibit B                   Employment Agreement
       Exhibit C                   Bill of Sale
       Exhibit D                   Assignment and Assumption Agreement
       Exhibit E                   Amendment to Incentive Plan
       Exhibit F                   Piggyback Registration Rights Agreement

 Schedules

       Schedule l.l(b)             Excluded Assets; Excluded Liabilities
       Schedule 1.2(a)(i)          June 30, 1997 Balance Sheet
       Schedule 1.2(a)(iii)        Trial Balance Sheet
       Schedule 2.3(c)             Adjustments to Seller's Earnings
       Schedule 2.6                Allocation of Purchase Price (to be delivered on or prior to the Closing)
       Schedule 3.1                Authorization, Organization, Standing
       Schedule 3.2                Filings, Approvals, Authorizations and Consents
       Schedule 3.3                Financial Statements
       Schedule 3.4(a)             Real Property
       Schedule 3.4(b)             Real Property Leases
       Schedule 3.5                Liens
       Schedule 3.7                Occurrences after the Interim Financial Statement
       Schedule 3.8                Tax
       Schedule 3.11               Intellectual Property
       Schedule 3.12               Litigation
       Schedule 3.13               Permits
       Schedule 3.14               Customer Lists
       Schedule 3.16               Labor Matters
       Schedule 3.17               Description of each agreement, commitment or
                                   arrangement
       Schedule 3.18               List of each Employment Benefit Plan
       Schedule 3.20               List of Suppliers
       Schedule 3.21               Inventory
       Schedule 4.2                Purchaser's Consents
       Schedule 4.5                Material Adverse Changes of Global
       Schedule 7.3                Material Vendor Agreements